UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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        MGP Ingredients, Inc.
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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT

MGP INGREDIENTS, INC.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:
We are pleased to invite you to participate in the 2025 Annual Meeting of Stockholders of MGP Ingredients, Inc. This meeting will be held via live webcast at www.virtualshareholdermeeting.com/MGPI2025 on May 20, 2025, beginning at 1:00 p.m., Central Time.
At this meeting, our stockholders will be asked to:
1. Elect directors;
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025;
3. Approve, on an advisory basis, the compensation of our named executive officers; and
4. Consider any other business as may properly come before the meeting and any postponements or adjournments of the meeting.
Only stockholders of record (or their proxy holders) as of the close of business on March 21, 2025 may vote at the meeting or any postponements or adjournments of the meeting.
Your vote is important. Please review the instructions on each of your voting options described in this proxy statement. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

Donn Lux
Chairman of the Board
April 21, 2025

ANNUAL MEETING INFORMATION
About your Proxy Materials
We are providing this proxy statement (this “Proxy Statement”) to you in connection with the solicitation by the Board of Directors of MGP Ingredients, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 20, 2025 (including any adjournment or postponement thereof, the “Annual Meeting”). References in this Proxy Statement to “MGP,” the “Company,” “we,” “our,” “ours,” “us,” and similar terms refer to MGP Ingredients, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.
Our proxy materials include the Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report on Form 10-K for the year ended December 31, 2024. The proxy materials also include the proxy card or voting instruction form for the Annual Meeting. The Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement, and our form of proxy card are first being distributed or made available to stockholders on or about April 21, 2025.
Our principal executive offices are located at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 and our telephone number is (913) 367-1480.
Important Notice Regarding the Availability of Proxy Materials: The Notice of 2025 Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at www.proxyvote.com (with your control number) and www.mgpingredients.com.
Attending the Annual Meeting
As in recent years, we are conducting this year’s Annual Meeting entirely online. To attend, vote, and submit questions during the Annual Meeting, login at www.virtualshareholdermeeting.com/MGPI2025. You will need your unique 16-digit control number, which is included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are in “street name,” you will need to contact your broker, bank, or other organization that holds your shares as soon as possible so that you can be provided with a control number.
The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m., Central Time. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test the audio system. We encourage you to log in prior to the meeting start time. Beginning 15 minutes prior to the start of and during the online Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they might have accessing or hearing the audio webcast of the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
If you are unable to attend the online meeting, a replay of the meeting will be posted on the Investor Relations section of our website at ir.mgpingredients.com for at least 30 days after the meeting concludes.
How to Ask Questions at the Annual Meeting
We expect that all of our directors and executive officers, as well as representatives of KPMG LLP, will attend the Annual Meeting. Management will provide our stockholders the opportunity to ask questions after the conclusion of the formal business of the meeting, and representatives of KPMG will also be available to answer questions. Instructions for submitting questions as well as the Rules of Conduct governing the live question-and-answer session will be posted on www.virtualshareholdermeeting.com/MGPI2025 during the Annual Meeting and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have time to ask questions.
Voting Matters
Each outstanding share of our common stock and preferred stock is entitled to one vote. Our common stockholders and preferred stockholders each vote separately as a class with respect to each matter on which the class is authorized to vote. The record date for the Annual Meeting is March 21, 2025. Only “stockholders of record” at the close of business on the record date are entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 21,270,343 shares of our common stock outstanding and 437 shares of our preferred stock outstanding.
Stockholders of Record. If your shares are registered directly in your own name with us or our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record with respect to those shares.

Beneficial Owners of Shares. If your shares are held in a brokerage account or by a broker, bank, or similar organization (the “record holder”), then you are the “beneficial owner” of shares held in “street name” and proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote your shares by using the voting instruction form or other procedures provided by the organization.
How You Can Vote. There are four ways for our common stockholders of record to vote:
•Online Prior to the Annual Meeting. You may vote online by proxy prior to the Annual Meeting by visiting www.proxyvote.com and entering the control number found on your proxy card or on the instructions that accompanied your proxy materials.
•Telephone Voting Prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote by proxy prior to the Annual Meeting by calling the toll-free number found on the proxy card.
•Voting By Mail Prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote prior to the Annual Meeting by proxy by filling out, dating, and signing the proxy card and returning it in the envelope provided.
•Online During the Annual Meeting. You may vote online during the Annual Meeting at www.virtualshareholdermeeting.com/MGPI2025. You will need the control number found on your proxy card or on the instructions that accompanied your proxy materials.
If you are a beneficial owner, you will receive instructions from the holder of record (the broker, bank, or other organization that holds your shares) that you must follow in order for your shares to be voted. If you are a preferred stockholder, you will receive instructions from the Company on how to vote your shares.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting in case your plans change.
How You May Revoke or Change Your Vote. If you are a common stockholder of record, you may revoke your proxy or change your vote at any time before the taking of the vote at the Annual Meeting:
•Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest online proxy submitted prior to the Annual Meeting will be counted.
•Telephone Voting. You may change your vote using the telephone voting method described above, in which case only your latest proxy submitted prior to the Annual Meeting will be counted.
•Voting By Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.
•Online During the Annual Meeting. You change your vote by attending the Annual Meeting by going to www.virtualshareholdermeeting.com/MGPI2025. You will need the control number found on your proxy card or on the instructions that accompanied your proxy materials.
If you are a beneficial owner, you will receive instructions from the holder of record (the broker, bank, or other organization that holds your shares) that you must follow in order to revoke or change your vote. If you are a preferred stockholder, you will receive instructions from the Company on how to revoke or change your vote.
Uninstructed Shares. If you are a stockholder of record and either (1) sign and return a proxy card without giving specific voting instructions or (2) indicate when voting online or by phone you wish to vote as recommended by the Board, then the persons named as proxy holders, Brandon M. Gall and Kathleen S. Molamphy, each officers of MGP, will vote your shares at the Annual Meeting consistent with the Board’s recommendations as presented in this Proxy Statement. The proxy holders also may vote your shares to adjourn the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have the discretion to vote for you on those matters. As of the date of this Proxy Statement, we do not know of any other matter to be presented at the Annual Meeting.
If you are a beneficial owner and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally only vote on “routine” matters but cannot vote on “non-routine” matters. The only routine matter on the agenda for the Annual Meeting is the proposal related to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is often referred to as a “broker non-vote.”
Voting Requirements
Quorum. A quorum is required for stockholders to approve proposals at the Annual Meeting. A quorum exists if the holders of a majority of the shares of each class of our stock outstanding and entitled to vote are present in person (via webcast) or by proxy at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
Votes Required for Approval
Proposal 1 – Elect Directors. Election of Group A directors is determined by a majority of votes cast of our common stock, meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. However, in the case of a contested election of Group A directors, our Bylaws provide for a plurality voting standard as an exception to this majority voting standard. In the event of an uncontested election of Group A directors, if any incumbent director nominee fails to receive a majority of the votes cast in favor of his or her election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Governance Committee will make a recommendation to our Board as to whether to accept the tendered resignation, and our Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting standard described above applies to the election of Group A directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of Group A directors. Holders of our common stock are entitled to vote on the election of Group A directors only and are not entitled to vote on the election of Group B directors.
Election of Group B directors is determined by a plurality vote of our preferred stock, meaning the nominees who receive the highest number of votes will be elected until all seats are filled. Abstentions, withheld votes, and broker non-votes will have no effect on the election of Group B directors. Holders of our preferred stock are entitled to vote on the election of the Group B directors only and are not entitled to vote on the election of Group A directors.
Proposal 2 – Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Because ratification of the independent registered public accounting firm is considered a routine matter, broker discretionary voting is allowed.
Proposal 3 – Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers. Approval of the compensation of our named executive officers (commonly referred to as “Say-on-Pay”) requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
All Other Proposals. All other proposals require the affirmative vote of holders of a majority of shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Brokers may vote on routine matters but cannot vote on non-routine matters.

PROPOSAL 1 – ELECT DIRECTORS
Our Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Thomas A. Gerke, Gerardo I. Lopez, Donn Lux, Lori L.S. Mingus, Kevin S. Rauckman, Martin Roper, Karen L. Seaberg, and Todd B. Siwak for election as a director, to hold office for a one-year term and until their respective successor is elected and qualified or until their earlier death, resignation, or removal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES
Each nominee is an incumbent director and was previously elected as a director at a meeting of our stockholders other than Mr. Lopez and Mr. Roper who are standing for election for the first time at the Annual Meeting. Mr. Lopez and Mr. Roper were elected to the Board of Directors on April 14, 2025, filling vacancies on the Board from David S. Bratcher, who resigned from the Board on December 31, 2024 and Preet H. Michelson, who resigned from the Board on April 14, 2025. Mr. Lopez and Mr. Roper were identified as potential candidates by a third-party search firm retained to assist with the identification of director candidates. The search firm identified and recommended candidates and assisted the Nominating and Governance Committee in the evaluation of the potential candidates. Each nominee has consented to stand for election and indicated a willingness to serve. If any nominee declines to serve, is unable to serve, or becomes unavailable for any reason before the Annual Meeting, the proxy holders may vote for a substitute nominee at their discretion as recommended by our Board of Directors.

Neha J. Clark is not standing for re-election as a Group B director. The Board wishes to thank Ms. Clark for her service and contributions to the Company and the Board. The holder of the majority of our preferred stock has informed the Company that the preferred stockholders intend to identify and nominate a fifth Group B director to stand for election at the Annual Meeting. If such director is nominated before the Annual Meeting, the Company will file a supplement to this Proxy Statement with information about the nominee and such nominee will stand for election at the Annual Meeting unless such nominee declines to serve, is unable to serve, or becomes unavailable for any reason before the Annual Meeting.

Board Nominees for Election
This section provides information about our eight director nominees, including their ages as of March 21, 2025. All of these nominees currently serve as directors. The holder of the majority of our preferred stock has informed the Company that the preferred stockholders intend to nominate a ninth director nominee to take the place of Ms. Clark who is not standing for re-election. Each director elected at the Annual Meeting will serve a one-year term and until their respective successor is elected and qualified or until their earlier death, resignation, or removal. Group A directors are elected by holders of our common stock and Group B directors are elected by holders of our preferred stock.

Director Since: 2021

Principal Occupation:
Former General Counsel and Chief Administrative Officer, H&R Block, Inc.

Age: 68

Board Committees
•Audit
•Human Resources and Compensation (Chair)
•Nomination and Governance

Skills and Qualifications
•Public Company Executive
•Legal and Regulatory
•Risk Management
•Human Capital

Thomas A. Gerke	Independent	Group A Director
Relevant Expertise
•Adept at driving strategic changes and operational excellence across business cycles, as President and CEO of Embarq and Executive Vice Chairman of CenturyLink, Mr. Gerke provided strategic and operational leadership at a challenging time when the traditional voice business was rapidly transforming into a high speed data business. At H&R Block, a global consumer tax services provider, Mr. Gerke was deeply involved in many strategic, operational, and human capital initiatives during his tenure as General Counsel, Chief Administrative Officer, and Interim CEO.
•Established leader in legal, regulatory, and risk management areas having served as General Counsel of four publicly traded companies. Mr. Gerke has been intimately involved with the strategic and operational aspects of a varied set of significant and pivotal challenges. This legal expertise is supplemented by having had lead responsibility for regulatory and governmental affairs at three separate publicly traded companies.
•Broad expertise in strategic M&A and business development having served on four public company boards in addition to serving in a multitude of senior executive positions detailed below. Mr. Gerke’s experience is further informed by nearly a decade of private practice experience.

Business Experience Highlights
•General Counsel and Chief Administrative Officer, H&R Block Inc. (2012-2022)
•Senior Vice President (2022)
•Interim President and Chief Executive Officer (2017)
•Executive Vice President, General Counsel, and Secretary, YRC Worldwide (2011)
•Executive Vice Chairman, CenturyLink, Inc. (2009-2010)
•President and Chief Executive Officer, Embarq Corporation (2008-2009)
•Interim President and Chief Executive Officer (2007-2008)
•Executive Vice President, Wholesale Markets Group (2007)
•Executive Vice President, General Counsel – Law & External Affairs (2006-2007)
•Executive Vice President and General Counsel, Sprint Nextel (2003-2006)
•Various executive and legal roles (1994-2003)
•Corporate / M&A Lawyer, Smith Gill Fisher & Butts LLP (1985-1994)

Other Experience and Qualifications
•Board Member, Consolidated Communications Holdings (Nasdaq: CNSL) (2013-2024)
•Board Member, Tallgrass Energy GP, LLC (general partner of Tallgrass Energy, LP (NYSE: TGE)) (2015-2020)
•Board Member, CenturyLink (NYSE: CTL) (2009-2010)
•Board Member, Embarq (NYSE: EQ) (2008-2009)
•Audit Committee Financial Expert

Director Since: 2025

Principal Occupation:
Former Chief Executive Officer, Extended Stay America, Inc.

Age: 65

Board Committees
•Audit
•Human Resources and Compensation
•Nomination and Governance

Skills and Qualifications
•Human Capital
•Food and Beverage Industry
•M&A
•Public Company Executive
•Finance and Accounting
•Risk Management

Gerardo I. Lopez	Independent	Group B Director
Relevant Expertise
•Visionary manager of human capital. Mr. Lopez has a strong record of attracting and developing human capital in his leadership roles. As CEO of Extended Stay America, the largest integrated owner and operator of company-branded hotels in North America, he was responsible for hiring and managing a team of senior leaders and experts to implement a multiyear strategic growth platform. He also led the successful development and implementation of its executive and board succession plans. As CEO of AMC Entertainment, an American movie theater chain, Mr. Lopez overhauled the company’s organizational structure by installing a Marketing team, elevating Human Resources to the executive level, reorganizing the Design & Development team, and developing the company’s strategic planning capabilities. Under his leadership, the reorganized company grew equity value by 66% in three years, enabling its 2012 equity sale to Dalian Wanda Group for $2.6 billion and 2013 IPO.
•Experienced leader in food & beverage industry. At global coffee company Starbucks, Mr. Lopez led the formation of Starbucks’ first-ever consumer products group. Under his leadership, the group became the second most profitable business unit in the company by the end of his tenure (resulting in $300 million in net operating profits before taxes). In this role, he also led and oversaw long-term strategic partnerships across the world, including with PepsiCo, Kraft Foods, Hershey’s, Sysco, Suntory, Dong Suh Foods, and Uni-President. Earlier in his career, he held positions of increasing responsibility at several leading consumer companies including Starbucks, PepsiCo (a multinational food and beverage company) and Procter & Gamble (a multinational consumer goods company). As a highly experienced public company director, Mr. Lopez also brings insights from a variety of other industries including real estate, hospitality, manufacturing, and consumer products.
•Distinguished executive with consumer expertise. Mr. Lopez has 40 years of experience leading transformations and creating shareholder value at global companies in the consumer sector. At SoftBank Investment Advisers, a venture capital company, Mr. Lopez founded an operating group of over 30 former executives to advise SoftBank’s portfolio companies on growth and international expansion, representing $160 billion in assets under management. At AMC Entertainment, Mr. Lopez responded to a secular slump in ticket sales by pioneering luxury recliners and dine-in options at AMC theaters, which drove improved attendance and precipitated other theaters to rethink their seating and dining options, leading to one of the most significant trends in modern moviegoing. Mr. Lopez’s diversity of business experience within the consumer sector will inform MGP’s strategic planning and growth initiatives.

Business Experience Highlights
•Executive in Residence, SoftBank Investment Advisers (2018-2022)
•Head of Operating Group (2019-2021)
•Chief Executive Officer, Extended Stay America, Inc. (2015-2018)
•Chief Executive Officer, AMC Entertainment Holdings, Inc. (2009-2015)
•President, Global Consumer Products, SBC and Foodservice, Starbucks Coffee Company, Inc. (2004-2009)
•Area Vice President, Frito Lay (1991-1996)
•Sr. Marketing Manager (1986-1990)
•Unit Manager, Procter & Gamble (1984-1986)

Other Experience and Qualifications
•Board Member, CBRE Group, Inc. (NYSE: CBRE) (2015-present)
•Board Member, Newell Brands Inc. (Nasdaq: NWL) (2018-present)
•Board Member, Realty Income Corporation (NYSE: O) (2018-present)
•Board Member, Brinker International, Inc. (NYSE: EAT) (2012-2018)
•Board Member, Extended Stay America, Inc. (Nasdaq: STAY) (2015-2018)
•Board Member, AMC Entertainment Holdings, Inc. (NYSE: AMC) (2007-2009)
•Audit Committee Financial Expert

Director Since: 2021

Principal Occupation:
Retired President and Chief Executive Officer of Luxco, Inc.

Age: 64

Board Committees
•None

Skills and Qualifications
•Food and Beverage Industry
•M&A
•Marketing and Branding

Donn Lux	Chairman of the Board	Group A Director
Relevant Expertise
•Accomplished beverage industry executive and operator who served as the President and CEO of Luxco, a leading branded spirits company, from 1991 until its sale to MGP in 2021, and as Chairman of Luxco from 2010 until March 2021. Over his four-decade tenure at Luxco, he oversaw all aspects of the business, including production, marketing, sales, and its national distribution network, helping the company grow into a leading producer, bottler, importer, and marketer with a diverse portfolio of alcohol spirits brands.
•Expertise in portfolio expansion and innovation, having led Luxco through crucial growth milestones to achieve a comprehensive national footprint. In 2011, Mr. Lux led Luxco’s acquisition of Paramount Distillers, a Cincinnati-based distiller, and its subsidiary Meier Wine Cellars, in a transaction designed to expand Luxco’s footprint into new geographic markets, and expand into non-alcoholic beverages. In 2018, Mr. Lux oversaw the development and opening of Luxco’s first whiskey distillery in Bardstown Kentucky to capitalize on the expanding whiskey category.
•Extensive leadership and strategic planning experience as Mr. Lux led Luxco for three decades before spearheading its sale to MGP in 2021. As MGP’s Chairman of the Board, he has worked tirelessly to ensure the seamless integration of all of Luxco’s brand and assets, helping transform MGP into a multifaceted, diversified business with a higher-value portfolio of branded spirits and national distribution footprint.

Business Experience Highlights
•President and Chief Executive Officer, Luxco, Inc. (1991-2021)
•Chairman (2010-2021)

Other Experience
•Director, National Alcohol Beverage Control Association Industry Advisory Committee (2000-2015)
•Director, American Distilling Spirits Association (1995-2015)
•Board Member, St. Louis Regional Business Council (2005-present)
•Board Member, St. Louis University Center for Entrepreneurship (2023-present)
•Board Member, St. Louis Legacy Ice Foundation (2017-present)
•Trustee, St. Louis Blues for Kids (2018-present)
•Board Member, Lux Family Foundation (2021-present)

Director Since: 2020

Principal Occupation:
Principal and Owner, Torpa Design Co.

Age: 55

Board Committees
•Human Resources and Compensation
•Nomination and Governance

Skills and Qualifications
•M&A
•Public Company Leadership
Lori L. S Mingus	Independent	Group B Director
Relevant Expertise
•Strategic thinker with branding expertise to help lead the Company through transformative changes, including the acquisition and integration of Luxco, and the refinement and advancement of MGP’s distilling and ingredients businesses. Ms. Mingus has worked with several public companies, national associations, and an advertising agency as the owner of Torpa Design, a company specializing in all facets of graphic design, interior design, and exterior design. Her career in design has enabled her to provide insights on MGP’s branded spirits strategy and operations.
•Respected leader in the Atchison community, including membership on the boards of the Evah C. Cray Historical Museum, the Atchison Amelia Earhart Foundation, and the Cray Medical Research Organization at the University of Kansas Medical Center. Ms. Mingus’s leadership is instrumental in helping MGP maintain its strong ties to the Atchison, Kansas, community.
•Custodian of MGP’s legacy as the fourth generation of the founding Cray family to serve MGP. Ms. Mingus’s understanding of MGP’s identity and traditions, as well her institutional knowledge, provide an invaluable perspective to the Board and in setting Company’s strategy for the future.

Business Experience Highlights
•Principal and Owner, Torpa Design Co. (2005-present)

Other Experience
•Trustee, Evah C. Cray Historical Museum (2017-present)
•Board Member, Atchison Amelia Earhart Foundation (2016-present)
•Board Member, Cray Medical Research Organization, University of Kansas Medical Center (2016-present)

Director Since: 2021

Principal Occupation:
Financial Consultant, Rauckman Advisors, LLC

Age: 62

Board Committees
•Audit
•Human Resources and Compensation
•Nomination and Governance (Chair)

Skills and Qualifications
•Finance and Accounting
•Public Company Leadership

Kevin S. Rauckman	Independent	Group A Director
Relevant Expertise
•Impactful business leader, combining corporate finance expertise with keen business intelligence. Mr. Rauckman led Garmin through its IPO and drove the expansion of the company’s GPS navigation capabilities, as CFO and Treasurer. He helped formulate and execute a strategic plan that amplified Garmin’s organic growth with nearly 30 acquisitions to catapult it to the status of the largest consumer GPS manufacturer by 2010. During Mr. Rauckman’s tenure, Garmin’s annual sales grew from $200 million to nearly $3.5 billion.
•Seasoned corporate finance executive, with nearly thirty years of leadership roles in finance at public and private companies. He was named the 2008 CFO of the Year by the Kansas City Business Journal during his tenure at Garmin. He has also held finance roles at Honeywell and Unisys. His corporate finance experience qualifies him as an “audit committee financial expert” as defined by SEC rules.
•Experienced boardroom leader, with extensive experience across a broad range of industries. As a member of CrossFirst Bankshares’s board, Mr. Rauckman oversaw the bank’s 2025 merger with First Busey Corporation, which has created a full-service commercial bank with approximately $20 billion in assets, $17 billion in deposits, $15 billion in loans, and $14 billion in wealth assets under management. He currently serves as a director of First Busey, and a board member at the JE Dunn Construction Group, where he is the Lead Independent Director and Chairman of the Audit Committee. His experience presiding over key decisions at both public and private companies is instrumental to our Board’s decision making and strategic planning.

Business Experience Highlights
•Owner and Financial Consultant, Rauckman Advisors, LLC (2017-present)
•Chief Financial Officer and Treasurer, Garmin, Ltd. (1999-2014)
•Director of Finance, Honeywell Corp. (1996-1998)
•Various corporate finance roles, Unisys Corp. (1988-1996)

Other Experience and Qualifications
•Board Member, Lead Independent Director, and Audit Committee Chairman, JE Dunn Construction Group, Inc. (2017-present)
•Board Member, First Busey Corporation (NASDAQ: BUSE) (2025-present)
•Board Member, and Audit Committee Chairman, CrossFirst Bankshares, Inc. (NASDAQ: CFB) (2016-2025)
•Audit Committee Financial Expert

Director Since: 2025

Principal Occupation:
Chief Executive Officer, The Vita Coco Company, Inc.

Age: 61

Board Committees
•Audit
•Human Resources and Compensation
•Nomination and Governance

Skills and Qualifications
•Food and Beverage Industry
•M&A
•Finance and Accounting
•Public Company Executive

Martin Roper	Independent	Group B Director
Relevant Expertise
•Seasoned food & beverage leader with decades of successfully managing and expanding portfolios of industry-leading products. As CEO of the Boston Beer Company, Mr. Roper oversaw the development of multiple innovative products including Twisted Tea, Angry Orchard Cider, and Truly Spiked & Sparkling, while also launching multiple Samuel Adams innovations that resulted in the doubling of Samuel Adams volume. His leadership and focus on product innovation allowed the company to expand its addressable market and capitalize on changes in consumer preferences.
•Proven public company executive, who as the CEO of Vita Coco, the producer of the leading brand of coconut water in the United States, has led the company through one of the most successful consumer goods IPOs of 2021 and produced record sales and profitability in 2023 and 2024. As CEO of the Boston Beer Company, Mr. Roper led brand innovation efforts and streamlined operational efficiencies that led to a more than eighteen-fold increase in the company’s stock by the end of his 17 year tenure as CEO.
•Deep expertise in operations and logistics from designing and implementing successful efficiency programs and establishing and executing against strategic priorities for large beverage-producing companies. While CEO of the Boston Beer Company, Mr. Roper initiated cost-savings programs that eliminated over $100 million of spend and oversaw a supply-chain redesign that reduced wholesaler inventories by 50% and improved product freshness. He also led the successful acquisition and integration of the company’s first production-scale breweries, overseeing significant capital projects to expand capacity and to produce the company’s new brands efficiently.

Business Experience Highlights
•Chief Executive Officer, The Vita Coco Company, Inc. (2022-present)
•Co-Chief Executive Officer (2021-2022)
•President (2019-2020)
•President and Chief Executive Officer, The Boston Beer Company (2001-2018)
•President and Chief Operating Officer (1999-2001)
•Chief Operating Officer (1997-1999)
•Vice President, Manufacturing and Business Development (1994-1997)
•President, MEG Division, Steelworks, Inc. (1992-1994)
•Executive Vice President and General Manager, Blocksom & Co (1990-1992)
•Associate Consultant, The Boston Consulting Group (1986-1988)

Other Experience and Qualifications
•Board Member, Fintech (2018-present)
•Board Member, Bio-Nutritional Research Group, Inc. (2019-2025)
•Board Member, LL Flooring Holdings, Inc. (NYSE: LL) (2006-2024)
•Board Member, Boston Beer Company (NYSE: SAM) (1999-2018)
•Audit Committee Financial Expert

Director Since: 2009 Principal Occupation: Small Business Owner Age: 77 Board Committees •Human Resources and Compensation •Nomination and Governance Skills and Qualifications •M&A •Public Company Leadership	Karen L. Seaberg	Independent	Group B Director
Relevant Expertise
•Strategic leader, driving MGP’s evolution from a predominantly commodity company into an emerging branded spirits powerhouse. Ms. Seaberg’s decades of strategic leadership at MGP was capped by the Company’s transformative acquisition of Luxco in 2021. As Chairman of the Board, she led the Board through the deal’s negotiation and execution. The transaction transformed MGP, which had already been one of the country’s largest distillers, into a leading alcohol spirits company with a diverse portfolio of brands, extensive operational capabilities, and a sales and distribution network that spans across all 50 U.S. states, as well as internationally.
•Deep familiarity with MGP’s business, given her 15 years on the Board, including ten years as Chairman of the Board from 2014 to 2024. Ms. Seaberg oversaw the Company during crucial periods of growth with nearly $1 billion of strategic M&A activity between 2009 and 2023, including the 2011 purchase of the Lawrenceburg distillery. Ms. Seaberg’s institutional knowledge of the Company and its operations has been instrumental in setting the Company’s long-term strategy.
•Active community leader in the local and state communities. She is currently a member of the Heartland Chapter of the National Association of Corporate Directors and the Kansas City Chapter of Women Corporate Directors and is Vice Chair of the Cray Medical Research Organization at the University of Kansas, among other appointments. She has received numerous honors, including the Atchison area Chamber of Commerce’s Hall of Fame award in 2015 and the Catalyst Award at the 2022 Hall of Fame at the University of Kansas Health System.

Business Experience Highlights
•Owner, Domenique’s Bakery (2018-present)
•Owner, Seaberg Real Estate LLC (2018-present)
•Owner, Potato Hill Farms LLC (2023-present)
•Minority Owner, Travel Center of Atchison (2000-2015)

Other Experience
•Board Member, Kansas City Chapter of Women Corporate Directors (2018-present)
•Member, Heartland Chapter of National Association of Corporate Directors (2010-present)
•Vice Chair, Board of Directors, Cray Medical Research Organization, University of Kansas Medical Center (1990-present)
•President / Founder, Atchison Amelia Earhart Foundation (2016-present)
•Board Member, Lewis and Clark Trust (2016-present)
•Board Member, International Forest of Friendship (2022-present)
•Board Member, Atchison Area Chamber of Commerce (1998-2004)
•Board Member, Riverbend Regional Healthcare Board (1990-2004)

Director Since: 2022

Principal Occupation:
Managing Partner, Encore Management Group

Age: 62

Board Committees
•Audit
•Human Resources and Compensation
•Nomination and Governance

Skills and Qualifications
•Consumer Services
•Food and Beverage Industry
•M&A

Todd B. Siwak	Independent	Group A Director
Relevant Expertise
•Proven food & beverage industry executive, with a track record of scaling consumer businesses, improving their profitability, and propelling growth. Mr. Siwak oversaw over $6 billion in M&A transactions and $300 million in capital expansion projects during his tenure as President and Chief Business Officer of Ferrero North America, one of the world’s largest sweet-packaged food companies. Under his leadership, Ferrero acquired Ferrara Candy, a large confectioner, as well as Nestle’s candy business. Within three years of the acquisition, he helped improve Ferrara’s profitability by 150% and turned around Nestle’s candy business from double digits sales declines to double digits growth.
•Distinguished entrepreneur, with demonstrated prowess for all stages of the business life cycle. Mr. Siwak co-founded TRG Accessories, a manufacturer and distributor of travel gear for Swiss Army, Timberland and Golf Brands. He led the company from inception to its $150 million sale to Centric Group. For his leadership at TRG, Mr. Siwak was named the Ernst & Young Entrepreneur of the Year. As a seasoned private equity executive at Mindseye Group and L Catterton, Mr. Siwak accelerated value creation at CPG and consumer service portfolio companies by identifying weaknesses in their operational processes, designing and implementing growth strategies, and building high-performance management teams. His impact culminated in a string of successful exits. Mr. Siwak has continued his entrepreneurial ventures with the launching of private equity group Encore Management, based in St. Louis, Missouri. Encore invests in highly fragmented consumer service industries, executing an acquire, integrate, operationalize, and grow business model. Encore’s three portfolio companies operate in the home health, medspa, and pet service industries.
•Expert manager of complex product portfolios. As the CEO of Ferrara Candy Company, Mr. Siwak was responsible for integrating its distinct candy brands with those of Farley’s & Sathers, following their 2012 merger into a single cohesive entity. In 2018, Mr. Siwak was responsible for the successful integration of Nestle’s US candy business after its acquisition by Ferrara’s parent, Ferrero SpA.

Business Experience Highlights
•Managing Partner, Encore Management Group (2022-present)
•President and Chief Business Officer, Ferrero North America, Ferrero International SpA (2021-2022)
•Chief Executive Officer, Ferrara Candy Company (2013-2021)
•Operating Partner, L Catterton Partners (2009-2013)
•Interim Chief Executive Officer, multiple portfolio companies (2009-2013)
•Founding Partner, Mindseye Group (2005-2007)
•President and Chief Executive Officer, TRG Accessories LLC (1999-2005)

Other Experience
•Board Member, Forest Park Forever (2022-present)
•Board Chair, Jewish Federation of St. Louis (2025-present)

CORPORATE GOVERNANCE

We have adopted many leading corporate governance practices, including the following:
•eight of our nine current directors are independent and all chairs and members of the Audit, Human Resources and Compensation, and Nominating and Governance Committees are independent;
•our Chairman of the Board is a non-employee director, separate from our Chief Executive Officer;
•33% of our current directors are female, 25% of the current Board leadership positions are held by females, 11% of our current directors are ethnically diverse, our current directors range in age from 49 to 77 (as of March 21, 2025), and our current directors have a wide array of skills, knowledge, and diverse backgrounds and perspectives;
•the average tenure of our director nominees is 4.5 years (as of the Annual Meeting);
•an independent compensation consultant is engaged to advise on compensation for our executive officers and directors;
•we have robust stock ownership requirements for our directors and executive officers; and
•all directors are elected annually for a one-year term.
Board Role, Independence, Board and Committee Meetings, and Attendance
Our Board’s primary responsibility is to provide effective governance over our affairs for the benefit of our stockholders.
Our Board has adopted Corporate Governance Guidelines, which are available on the Governance page of the Investor Relations section of our website at ir.mgpingredients.com/corporate-governance/governance-documents, along with our Board committee charters and Code of Conduct.
Our Board believes that a majority of the directors should be independent and has determined that all of our current directors and our director nominees, other than Mr. Lux, are independent. In determining the independence of directors, our Board found that none of the independent directors has any relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board applied the independence standards in the Nasdaq Stock Market, LLC (“Nasdaq”) listing rules.
Our Board meets regularly throughout the year, and meetings are led by the Chairman of the Board. During 2024, our Board met 11 times, the Audit Committee met eight times, the Human Resources and Compensation Committee met nine times, and the Nominating and Governance Committee met six times. In addition, our independent directors held three executive sessions during 2024 without Mr. Lux, Mr. Bratcher, or other members of management present. During 2024, each then-serving director attended more than 75% of the meetings of the Board and the Committees on which the director served. Under our Corporate Governance Guidelines, directors are expected to attend our annual meeting of stockholders, and eight of our nine of our then-serving directors attended last year’s annual meeting.
Board Leadership Structure
Our Board is led by a Chairman of the Board. In December 2024, we announced a Chief Executive Officer transition and Board leadership change. Effective January 1, 2025, the Board appointed Mr. Lux as Chairman of the Board to succeed Ms. Seaberg, who had previously served as our Chairman of the Board since December 2014. As part of its regular succession planning process, the Board determined in December 2024 to make a change in who was serving in the Chairman of the Board role. The Board also thanked Ms. Seaberg, who continues to serve as a Board member, for her many years of service as Chairman of the Board. The Board decided that Mr. Lux’s decades of branded spirits industry experience position him to guide us during this challenging environment for the alcohol spirits industry, guide us toward becoming a premier branded spirits company, and lead the Board’s ongoing search for a permanent Chief Executive Officer. As Chairman of the Board, Mr. Lux leads all Board meetings. Mr. Lux is a non-employee director but is not an independent director. As a result, executive sessions of independent directors are led by one of the Board’s independent directors.
Our Board regularly considers whether our leadership structure is appropriate. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Our Board believes it is in the best interest of the Company and its stockholders to make that determination in a manner it believes best provides appropriate leadership for the Company at the time, based on the circumstances and direction of the Company and the membership of the Board. Our Board of

Directors believes not combining the positions of Chief Executive Officer and Chairman of the Board is the most appropriate structure for the Company at this time, as it permits the Chief Executive Officer to focus his attention on managing our day-to-day business and enhances the ability of our Board to provide strong oversight of the Company’s management and affairs.
Board Role in Risk Oversight
Our Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight accountability for matters relating to its respective area of responsibility, as detailed below. The independent structure of our Board and Board committees allows for objective risk oversight.
•Audit Committee: Oversees the integrity of our financial statement and financial reporting process, risks related to our financial reporting practices and internal controls, and our enterprise risk management (“ERM”) process, which includes cybersecurity risks.
As part of our ERM process, management regularly identifies, evaluates, and prioritizes potential risks and creates a risk register of these risks. Our executive management team and business unit leaders decide on actions and strategies to use to mitigate our risks based on this risk register. Our ERM process and risk register were reviewed with the Audit Committee, along with our strategies for managing our risks, at three meetings during 2024.
•Human Resources and Compensation Committee: Oversees risks related to our compensation policies and practices, executive officer succession planning, and human capital management.
•Nominating and Governance Committee: Oversees risks related to our corporate governance, governance structure, Board composition, Board independence, as well as corporate responsibility and sustainability matters, except those matters overseen by another Board committee (such as human capital management).
Board Committees and Audit Committee Report
Our Board’s standing committees are the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee. Each committee operates under a written charter adopted by our Board, which is available on the Governance page of the Investor Relations section of our website at ir.mgpingredients.com/corporate-governance/governance-documents. Each standing Board committee reviews and assesses its charter annually.
The membership of each standing Board committee as of the date of this Proxy Statement is shown in the following table.

Committees
Director	Independent	Audit	Human Resources and Compensation	Nominating and Governance
Neha J. Clark(1)	•	Chair	•	•
Thomas A. Gerke	•	•	Chair	•
Geraldo I. Lopez	•	•	•	•
Donn Lux*
Lori L.S. Mingus	•		•	•
Kevin S. Rauckman	•	•	•	Chair
Martin Roper	•	•	•	•
Karen L. Seaberg	•		•	•
Todd B. Siwak	•	•	•	•
* Chairman of the Board
(1)Ms. Clark is not standing for re-election at the Annual Meeting and will cease to be a member of the Board or any Board committees as of the Annual Meeting.

Audit Committee. The Audit Committee assists our Board in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of our financial statements, financial reporting process, and monitoring significant risk exposures. The Audit

Committee also assists our Board in the oversight and monitoring of the independence and performance of our independent registered public accountant, our systems of internal controls, and performance of our internal audit function. It also is responsible for approving our Code of Conduct, monitoring compliance under our Code of Conduct, and reviewing and approving related party transactions. The Audit Committee’s functions are further described under “Audit Committee Report.”
In connection with this work, the Audit Committee engages in regular discussions of the Company’s risks with senior management, internal auditors, and external auditors and oversees the Company’s enterprise risk management process.
Our Board has determined that each member of the Audit Committee is independent under Nasdaq and Securities and Exchange Commission (“SEC”) rules and is financially literate, knowledgeable, and qualified to review financial statements. Our Board has also determined that each of Ms. Clark, Mr. Gerke, Mr. Lopez, Mr. Rauckman, and Mr. Roper is an “audit committee financial expert,” as defined by SEC rules.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection of an independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2024.
The Audit Committee has reviewed and discussed with the independent registered public accounting firm the matters as are required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2024 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Audit Committee Members:

Neha J. Clark (Chair)
Thomas A. Gerke
Kevin S. Rauckman
Todd B. Siwak
Human Resources and Compensation Committee. The Human Resources and Compensation Committee reviews and approves the salary and incentive compensation of our Chief Executive Officer and other executive officers. The Human Resources and Compensation Committee also makes recommendations to the Board with respect to Board of Director compensation, equity-based plans that are subject to Board approval, and our executive officer succession plan. In addition, the Human Resources and Compensation Committee is responsible for our compensation recoupment policies, stock ownership guidelines, administering our equity plan, and overseeing matters relating to our human capital management. The Human Resources and Compensation Committee’s functions and processes are further described under “Compensation Discussion and Analysis.”
Our Board has determined that each member of the Human Resources and Compensation Committee meets the heightened independence requirements for compensation committee members under Nasdaq and SEC rules.
Nominating and Governance Committee. The Nominating and Governance Committee is responsible for recommending to the Board candidates for nomination and election at our annual stockholder meetings and to fill vacancies on the Board, criteria for the selection of director nominees, and policies on the length of service of Board members; policies concerning the director nominating process; and overseeing the evaluation of our Board and Board committees. In addition, the Nominating and Governance Committee is responsible for reviewing regulatory and other matters related to corporate responsibility and sustainability, except those matters overseen by another Board committee (such as human capital management).
Our Board has determined that each member of the Nominating and Governance Committee is independent under Nasdaq rules.

Director Nomination Process
In identifying nominees for our Board, the Nominating and Governance Committee considers candidates for director who are recommended by its members, by other Board members, by management, as well as those identified by any third-party search firms retained to assist in identifying and evaluating possible candidates. The Nominating and Governance Committee will also consider candidates recommended by stockholders in accordance with the Company’s bylaws and pursuant to the Shareholders’ Agreement, dated April 1, 2021 (the “Shareholders Agreement”), among the Company, Ms. Seaberg, Ms. Mingus, and the former shareholders of Luxco, Inc. (the “Luxco Sellers”). The Nominating and Governance Committee may choose not to consider an unsolicited candidate recommendation if no vacancy exists on our Board. While our Board’s practice has been to have the Nominating and Governance Committee make recommendations for all Board nominees, ultimately, the nomination of two of the Group A directors is determined pursuant to the Shareholders Agreement (as described below). In addition, the election of all Group B directors is determined by the holders of our preferred stock, who may or may not take into consideration the recommendation of the Nominating and Governance Committee or our Board of Directors.
Mr. Lux and Mr. Siwak have been nominated as Group A directors pursuant to the Shareholders Agreement. Under the Shareholders Agreement, the Luxco Sellers have the right to nominate (i) two Group A directors to our Board for so long as they continue to beneficially own at least 15% of the outstanding shares of our common stock, and (ii) one Group A director to our Board for so long as they continue to beneficially own at least 10% but less than 15% of the outstanding shares of our common stock (in each case, excluding any shares beneficially owned by Ms. Seaberg or Ms. Mingus). As of March 21, 2025, the Luxco Sellers own approximately 23% of the outstanding shares of our common stock (excluding any shares beneficially owned by Ms. Seaberg or Ms. Mingus). Ms. Seaberg and Ms. Mingus have agreed to vote all of the shares of our common stock that they beneficially own and have sole voting control over in favor of the election of the Luxco Sellers’ Group A director nominees.
As required under our Corporate Governance Guidelines, the Nominating and Governance Committee seeks a wide array of skills, knowledge, and diverse backgrounds and perspectives, and takes those into account when evaluating the composition of our Board of Directors and nominating Board members. In addition, each director contributes to the Board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. Our Board is committed to maintaining the diversity of backgrounds and experiences of our Board. In this regard, the Nominating and Governance Committee considers any diversity characteristics self-identified by a director nominee and ensures that a sufficient number of Board members meet the tests for independence set forth in Nasdaq and SEC rules to permit the Company to satisfy applicable Nasdaq and legal requirements. In considering candidates, the Nominating and Governance Committee may take into account other factors as it deems relevant.
In evaluating potential nominees, the Nominating and Governance Committee determines whether the nominee is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria described above. The Nominating and Governance Committee will conduct a check of the individual’s background and generally will conduct personal interviews before recommending any candidate to the Board.
Stockholders who wish to recommend director candidates for consideration by the Nominating and Governance Committee in connection with next year’s annual meeting should submit the candidate’s name and the information set forth below in writing to the Chair of the Nominating and Governance Committee, in care of our Secretary, at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas, 66002, on or after January 20, 2026 and on or before February 20, 2026. In addition to the name of the candidate, a stockholder should submit:
•his or her own name and address as they appear on our records;
•if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record holder’s name and address as they appear on our records;
•a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity, or group and, if so, the identity of such person, entity, or group;
•the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and
•pertinent information concerning the candidate’s background and experience, including information regarding the candidate required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board and Committee Evaluation Process
Our Board recognizes that a robust and constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Our annual Board evaluation process is overseen by the Nominating and Governance Committee and assesses the performance and effectiveness of our Board and each standing Board committee. The evaluation results are reviewed with our entire Board and our Board and Board committees consider any appropriate changes to implement based on these results.

Service on other Boards of Directors

Our Board recognizes that its members benefit from the experience of serving on the boards of directors of other companies. Our Board encourages this service, with the understanding that this service may not impede our directors’ ability to effectively serve on our Board. Under our Corporate Governance Guidelines, directors who are serving as an executive officer of a public company (including as one of our executive officers) can serve on one public company board of director in addition to their employer’s board of directors, without the approval of our Board. Directors who are not serving as an executive officer of a public company can serve on no more than four public company boards of directors (including our Board), without the approval of our Board. In addition, directors serving on the Audit Committee may not serve on the audit committee of more than two other public companies, without Board approval.
Compensation Committee Interlocks and Insider Participation
No member of the Human Resources and Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves on the compensation committee or board of any company that has an executive officer that serves on our Board or the Human Resources and Compensation Committee.
Communications with Directors
Stockholders may communicate directly with Board members by writing the Board or individual Board members in care of our Secretary at our executive offices. Letters should be addressed as follows: Name of director – In care of Corporate Secretary – MGP Ingredients, Inc. – Cray Business Plaza, 100 Commercial Street, P.O. Box 130 – Atchison, Kansas 66002.

PROPOSAL 2 – RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

The Audit Committee has re-appointed KPMG LLP as our independent registered public accounting firm and as auditors of our consolidated financial statements for the year ending December 31, 2025. We expect representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to re-appoint KPMG LLP, the Audit Committee considered, among other factors, the independence and performance of KPMG LLP and the engagement team, the quality of KPMG LLP’s communications with the Audit Committee and management, and the fees charged by KPMG LLP for the services provided to us. KPMG LLP has served as our independent registered public accounting firm since 2008.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
Audit Matters

Audit Fees. Set forth below are the fees paid or accrued by us for audit and other services provided by KPMG LLP for the years ended December 31, 2024 and 2023.

Type of Fee	Amount
	2024	2023
Audit Fees(1)	1,875,699	1,747,864
Audit-Related Fees(2)	250,000	148,000
Tax Fees(3)	108,000	62,000
All Other Fees(4)	—	—
Total	$2,233,699	$1,957,864
(1) Represents fees for professional services provided in connection with the audit of our annual financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings.
(2) Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not included in Audit Fees, including acquisition related due diligence.
(3) Represents fees for professional services provided for tax compliance, tax advice, or tax planning, including tax related due diligence for acquisitions.
(4) Represents fees services that are not included in Audit Fees, Audit-Related Fees, or Tax Fees.

Audit Committee Policies and Procedures. The Audit Committee has the sole right to engage and terminate the Company’s independent auditor, to pre-approve the performance of audit services and permitted non-audit services, and to approve all audit and non-audit fees. The Audit Committee considers whether the provision of services other than audit services is compatible with maintaining the independence of its principal auditor.
The Audit Committee has empowered its Chair of the Audit Committee to act on the committee’s behalf between meetings to approve permitted non-audit services, with any such services being reported to the Audit Committee at its next scheduled meeting. The Audit Committee may also provide for the pre-approval of services through the adoption of additional pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular services, the Audit Committee is informed of each service, and the procedures do not include delegation to management of audit committee responsibilities under the Exchange Act. All services provided to us by KPMG LLP in 2024 and 2023 were pre-approved by the Audit Committee.

PROPOSAL 3 – APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our stockholders are being asked to vote, on an advisory (non-binding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as the “Say-on-Pay” proposal). At the Annual Meeting, stockholders will vote on the following advisory resolution:
“RESOLVED, that the stockholders of MGP Ingredients, Inc. approve, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company's proxy statement, including the Compensation Overview, compensation tables, and narrative discussion therein.”
While our Board intends to continue to carefully consider the stockholder vote resulting from this proposal, the final vote is advisory in nature and will not be binding on the Company. However, our Board and the Human Resources and Compensation Committee value the opinions of our stockholders, and our Board and the Human Resources and Compensation Committee will consider the results of the vote in future compensation deliberations.
At the 2024 annual meeting of stockholders, more than 94% of the shares of our preferred stock and more than 97% of the shares of our common stock voting on the matter voted in favor of our Say-on-Pay proposal, reflecting strong stockholder support for the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview
This discussion provides an overview and analysis of our compensation programs and policies, the compensation decisions the Human Resources and Compensation Committee (defined in this Compensation Discussion and Analysis as the “Committee”) made under those programs and policies, and the factors the Committee considered in making those decisions. For 2024, our named executive officers are the following individuals:
•Brandon M. Gall – Interim President and Chief Executive Officer; Vice President of Finance and Chief Financial Officer and Treasurer
•Erika Lapish — Vice President and Chief Human Resources Officer
•Amel Pasagic – Chief Commercial Officer
•David S. Bratcher – Former Chief Executive Officer and President
•Curtis C. Landherr – Former Vice President, Chief Legal Officer and Corporate Secretary
Objectives of our Compensation Program
Our compensation program objectives are to align compensation with our business objectives and stockholders’ interests, to reward performance, to be externally competitive and internally equitable, and to attract and retain talent on a long-term basis. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation so that the interests of the executive officers will be aligned with those of stockholders.
CEO Succession and Other Leadership Changes
David J. Colo retired from his position as our Chief Executive Officer and President and as a member of our Board on December 31, 2023. Mr. Bratcher assumed the role of Chief Executive Officer and President on January 1, 2024 and was elected to our Board as a Group B director by our preferred stockholders effective January 1, 2024. In connection with this CEO succession, we entered into an Employment Agreement with Mr. Bratcher on October 31, 2023 (the “Bratcher Employment Agreement”).
Mr. Bratcher’s service as the Chief Executive Officer and President, and his employment with us, ended on December 31, 2024. He also resigned from his service as a member of our Board on December 31, 2024. In connection with his termination of employment, Mr. Bratcher was entitled to severance benefits under the Bratcher Employment Agreement as a termination without cause (as defined in the Bratcher Employment Agreement). To facilitate a smooth transition, we entered into a letter agreement with Mr. Bratcher pursuant to which Mr. Bratcher agreed to provide certain transition services and that describes the payments and benefits Mr. Bratcher is entitled to in connection with his separation of employment (the “Bratcher Transition Agreement”).
Mr. Gall, our Vice President of Finance and Chief Financial Officer, assumed the additional role of Interim President and Chief Executive Officer on January 1, 2025. In connection with his appointment as Interim President and Chief Executive Officer, we entered into a letter agreement with Mr. Gall providing him additional compensation (the “Gall Interim Service Agreement”).
Effective January 8, 2024, Mr. Pasagic was promoted to the newly-created position of Chief Commercial Officer, having previously served as our Vice President of Technology and Chief Information Officer.
Effective May 31, 2024, Mr. Landherr resigned from his position as our Chief Legal Officer, Vice President, and Corporate Secretary. In connection with his resignation and to facilitate a smooth transition, we entered into a letter agreement with Mr. Landherr pursuant to which Mr. Landherr agreed to provide certain services (the “Landherr Transition Agreement”). The Landherr Transition Agreement also described payments and benefits Mr. Landherr received in connection with his separation of employment.
The Bratcher Employment Agreement, the Bratcher Transition Agreement, the Gall Interim Service Agreement, and the Landherr Transition Agreement are further described under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”
Components of our Compensation Program
The principal components of our compensation program are base salary, short-term annual incentive awards, long-term equity awards, and retirement compensation.

•Base salary is designed to attract and retain executive officers. In setting base salaries, the Committee considers internal fairness of pay in terms of the scope of job responsibilities, external competitiveness so that we can attract and retain needed talent, and a consistent, motivating system for administering compensation.
•Short-term incentive awards are intended to focus our executive officers on performance goals deemed critical to our profitability and financial performance. By rewarding executive officers for strong performance, we help align their interests with those of our stockholders.
•Long-term incentive awards, which have been historically based on prior-year performance and granted only in the form of restricted stock units (“RSUs”), are intended to motivate the achievement of key performance goals and thereby generate stockholder value, provide executive officers an opportunity to increase ownership of our common stock, help attract and retain executive officers over the longer term, and be cost efficient. The Committee’s typical practice has been to grant annual equity awards in mid-February each year, with the number of RSUs granted varying based on achievement against performance goals for the prior year. For 2025, we modified our long-term incentive program, as further described under “—Elements of Compensation—2025 Changes to our Long-Term Incentive Program.”
•Retirement compensation provided through our 401(k) plan and our non-qualified deferred compensation plan permits our executive officers to, among other things, reduce their current income taxes by making limited pre-tax contributions to increase, enhance, and diversify their retirement savings. For additional information, see “—Elements of Compensation—Retirement Compensation.”
Consideration of Say-On-Pay Results
At the 2024 annual meeting of stockholders, more than 94% of the shares of preferred stock and more than 97% of the shares of common stock voting on the matter voted for the approval of compensation of our named executive officers for 2023. We believe this indicates strong stockholder support for our compensation program.
How We Determine Compensation
The Committee reviews and approves the salary and incentive compensation of our executive officers. Our Chief Executive Officer (and for 2025, our Interim Chief Executive Officer) provides the Committee with his performance assessment and compensation recommendations for our other executive officers, which the Committee considers in making compensation decisions regarding our other executive officers.
The Committee has unrestricted access to management. It may also request the participation of management or the Committee’s independent compensation consultant at any meeting or executive session. Committee meetings are regularly attended by our Chief Executive Officer or our Interim Chief Executive Officer, as applicable (except for executive sessions and discussions of their own compensation). The Committee regularly discusses executive compensation matters, including the compensation of our Chief Executive Officer and our Interim Chief Executive Officer, in executive sessions with non-management members of the Board of Directors.
The Committee has sole discretion, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for these advisors, if it determines the services of these advisors to be necessary or appropriate. FW Cook served as the Committee’s independent compensation consultant for 2024. The independent compensation consultant provides the Committee with information and guidance regarding the compensation of our executive officers, including a review of our peer group and comparative compensation information benchmarked against our peer group and survey data, as well as the compensation of our non-employee directors.
Use of Peer Group and Survey Data. The Committee uses a peer group as well as survey data for similar-sized manufacturing companies when designing our executive compensation program. The Committee also uses this information to review the competitiveness of our executive officer compensation and to set executive officer compensation. The Committee reviews a benchmarking report periodically prepared by its independent compensation consultant identifying the ranges of compensation for persons with similar responsibilities to those of our executive officers with respect to our peer group and the survey data. If insufficient peer group data is available for a specific executive officer position, the Committee will only review survey data for that position.
The Committee targets a total direct compensation range for each executive officer that is within 80% to 120% of the median total direct compensation for comparable positions within our peer group and the survey data. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range, an executive officer’s total direct compensation may fall above or below the targeted level because of his or her tenure, experience level, performance, or other factors.

The Committee approved using the same peer group for 2024 compensation decisions for our executive officers as the one used in 2023. In establishing this peer group in December 2022, the Committee worked with its independent compensation consultant to determine the appropriate size and relevant industries of the peer group, which were food ingredient and consumer food and packaged goods companies. The peer group for 2024 compensation decisions for our executive officers consisted of the following 16 companies:

2024 Peer Group Companies
B&G Foods, Inc.	Calavo Growers, Inc.	Hostess Brands, Inc.	Sensient Technologies Corporation
Balchem Corporation	Celsius Holdings, Inc.	Inter Parfums, Inc.	Tootsie Roll Industries, Inc.
Boston Beer Company	Duckhorn Portfolio, Inc. (The)	J&J Snack Foods Corp.	Turning Point Brands, Inc.
Cal-Maine Foods, Inc.	Freshpet, Inc.	Limoneira Company	Vintage Wine Estates, Inc.

The Committee approved the peer group used for 2025 compensation decisions for our executive officers in December 2024. This peer group was established with the assistance of the Committee’s independent compensation consultant and was the same as the 2024 peer group, except that The Vita Coco Company, Inc. was added to the 2025 peer group and Vintage Wine Estates, Inc. (which has filed for bankruptcy) and Hostess Brands, Inc. (which has been acquired) have been removed from the peer group.
Elements of Compensation
Base Salary. The Committee targets for each executive officer’s base salary a range that is within 80% to 120% of the median base pay for comparable positions within our peer group and the survey data. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range, a particular individual’s salary may fall above or below the targeted level because of his or her tenure, experience level, performance, or other factors.
When making base salary adjustments, the Committee also takes into account each executive officer’s performance, Company performance, and any changes in an executive officer’s duties. When made, annual base salary adjustments usually take place after the start of the next year but are retroactive to the beginning of the year. Adjustments sometimes occur at other times of the year for reasons such as a promotion or other change in duties.
As a result of its review, the Committee determined to make changes to our named executive officer base salaries, as shown in the following table. The Committee increased the base salary of Mr. Bratcher in connection with his promotion to Chief Executive Officer and President and the base salary of Mr. Pasagic in connection with his promotion to Chief Commercial Officer. In February 2024, the Committee determined to increase the base salaries of Mr. Gall, Ms. Lapish, and Mr. Landherr.

Named Executive Officer	2023 Base Salary ($)	2024 Base Salary ($)	Increase (%)
Brandon M. Gall	465,000	483,600	4
Erika Lapish	304,000	316,160	4
Amel Pasagic(1)	344,000	425,000	24
David S. Bratcher(2)	500,000	625,000	25
Curtis C. Landherr	425,000	442,000	4
(1)    Mr. Pasagic’s base salary increased effective January 8, 2024 in connection with his promotion to Chief Commercial Officer.
(2)    Mr. Bratcher’s base salary increased effective January 1, 2024 in connection with his appointment as Chief Executive Officer and President.
In connection with Mr. Gall’s appointment as our Interim President and Chief Executive Officer, and along with other compensation changes, the Committee increased his base pay to $525,000, effective January 1, 2025.
Incentive Compensation. The Committee believes a significant portion of executive officer compensation should be incentive based, and that by rewarding good performance, such arrangements help align the interests of our executive officers with those of our stockholders. The goal of our incentive program is to closely align how we compensate executive officers with our business strategy. Specifically, the Committee wants to encourage executive officers to focus on driving Company profitability, reducing costs, and creating efficiencies to improve our ongoing operations. The Committee has rewarded them for success by basing short-term bonuses and long-term equity incentive awards on the attainment of performance metrics that they believe correspond with the creation of stockholder value. For 2025, we modified our long-term incentive program, as further described under “—2025 Changes to our Long-Term Incentive Program.”
Short-Term Incentive Plan. Our Short-Term Incentive Plan (the “STI Plan”) is designed to attract, motivate, and retain executive officers and to tie their short-term incentive (“STI”) compensation to achievement of profitability and other goals. Pursuant to the STI Plan, STI incentive compensation, payable in cash, is dependent on the achievement of Company financial performance metrics established by the Committee and individual performance.
Each executive officer is entitled to an STI award equal to a certain percentage of the executive officer’s base salary if the plan (or, target) level of performance is achieved, with the opportunity to earn up to 200% of this target payout based on the level of achievement of the performance metrics. For 2024, the Committee set the target STI incentive opportunity for each of the named executive officers as a percentage of base salary as follows: 100% for Mr. Bratcher, 60% for Mr. Gall, and 50% for Ms. Lapish, Mr. Landherr, and Mr. Pasagic. The Committee made no changes to these target percentages in 2024 as compared to 2023, other than the increase in the target percentage for Mr. Bratcher from 60% to 100% in connection with his appointment as Chief Executive Officer and President. In connection with his appointment as Interim President and Chief Executive Officer, the Committee increased Mr. Gall’s target STI incentive opportunity for 2025 to 100% of base salary, pro-rated for the period of his interim service.
For 2024, the Committee chose adjusted operating income (“Adjusted Operating Income”), adjusted earnings before interest, taxes, and depreciation (“Adjusted EBITDA”), and adjusted basic earnings per share (“Adjusted Basic EPS”), with the weightings and payout scale presented in the table below, as the STI financial performance metrics. Adjusted Operating Income was the core measure of performance under the STI Plan, reflecting the Committee’s belief that this measure of performance is the most sensitive to management’s performance. Adjusted EBITDA is a common metric used by stockholders to measure performance and Adjusted Basic EPS reflects the Company’s full financial performance. These quantitative financial performance goals represent 90% of the total STI award and 10% of the total STI award is based on individual performance.
The financial performance metric payout levels listed below include the impact of estimated bonus payments that would be made as a result of achievement of these metrics under the STI Plan.

Financial Performance Metrics	Weighting (%)	Threshold Payout of 50% ($)	Target Payout of 100% ($)	Maximum Payout of 200% ($)
Adjusted Operating Income	70	180.3 million	198.3 million	216.4 million
Adjusted EBITDA	20	202.5 million	222.4 million	240.4 million
Adjusted Basic EPS	10	5.90	6.41	7.01
In February 2025, the Committee determined that the threshold performance was not achieved for any of the STI financial performance goals for 2024. The Committee typically considers the actual achievement of the financial performance goals in determining individual performance achievement for our executive officers. Because the threshold performance was not achieved for any of the financial performance goals for 2024, the Committee determined the threshold performance was also not achieved for the individual performance factor for 2024. As a result, the named executive officers did not receive STI awards for 2024.
Long-Term Incentive Program. Under our long-term incentive (“LTI”) program, we have historically issued a variable number of RSUs based on the achievement of backward-looking profitability and other goals, which are designed to attract and motivate our executive officers, align with stockholder value creation, and align with our pay-for-performance compensation philosophy. The RSUs have time-based vesting to align the interests of our executive officers with the interests of our stockholders by promoting the stability and retention of our executive team over the longer term.
The Committee set the LTI target opportunity for 2024 for the named executive officers as a percentage of base salary as follows: 170% for Mr. Bratcher, 115% for Mr. Gall, and 65% for Ms. Lapish, Mr. Pasagic, and Mr. Landherr. The Committee made no changes to these LTI target opportunities in 2024 as compared to 2023, other than an increase in the LTI target opportunity for Mr. Bratcher from 100% to 170% of base salary in connection with his appointment as Chief Executive Officer and President and for Mr. Gall from 100% to 115% of base salary to more closely align with the benchmark compensation of our peer group and in the survey data.
For 2024, the Committee set the performance metrics, weightings, targeted achievement levels, and payout scale for the LTI program as the same as those for the STI awards discussed above.
In February 2025, the Committee reviewed 2024 performance and determined that the threshold performance was not achieved for any of the LTI financial performance goals for 2024. The Committee typically considers the actual achievement of the financial performance goals in determining individual performance achievement for our executive officers. Because the threshold performance was not achieved for any of the financial performance goals for 2024, the Committee determined the threshold performance was also not achieved for the individual performance factor for 2024. As a result, the named executive officers were not issued any RSUs based on attainment of the LTI performance goals for 2024 because threshold performance was not achieved.
2025 Changes to our Long-Term Incentive Program. In March 2025, the Committee approved a new design for our annual LTI program following a review of peer group LTI compensation practices prepared by the Committee’s independent compensation consultant. As a result of the Committee’s review, commencing in 2025, the Company will grant annual LTI awards in the form of performance stock units (“PSUs”) with forward-looking financial performance goals and time-vested RSUs to incentivize future performance with and service to us.
For 2025, 75% of the annual LTI incentive award value is allocated to PSUs (at target level) and 25% of the annual LTI incentive award value is allocated to RSUs. The PSU and RSU awards were granted to executive officers on March 12, 2025. The RSUs will vest ratably on February 20, 2026, 2027, and 2028. The PSUs will have a one-year performance period, will vest on February 20, 2028, and the number of PSUs achieved will be based on attainment of 2025 adjusted operating income, adjusted EBITDA, and adjusted basic EPS goals.
In addition, for 2025, the Committee increased the LTI opportunity for Ms. Lapish and Mr. Pasagic to 80% of base salary to more closely align with the benchmark compensation in the survey data.
Retirement Compensation. We provide retirement compensation through our 401(k) plan, a tax-qualified defined contribution plan. We provide a Company match of 1% for each 1% of employee deferral to their 401(k) plan account, up to a maximum of 6%. In addition, our non-qualified deferred compensation plan permits participants to defer salary or short-term incentive payments. Amounts deferred are deemed invested in investments selected by the participant from the choices available in our 401(k) plan. For more information, see “Compensation Tables—Non-Qualified Deferred Compensation” and “Compensation Tables—Potential Payments on Termination or Change in Control.”
Executive Severance Plan. The Committee has adopted the MGP Ingredients, Inc. Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan is designed to provide uniform treatment of individuals not covered by individual employment agreements, attract these executive officers, and encourage retention of these executive officers by providing financial protection in the event of unexpected job loss resulting from certain terminations of employment. More information about the Executive Severance Plan can be found under “Compensation Tables—Potential Payments on Termination or Change in Control.”
Other Compensation Programs. We provide limited executive perquisites to our executive officers, as described herein, and we do not offer significant executive benefits, such as supplemental executive retirement plans. We provide supplemental long-term disability coverage to our executive officers, and executive officers can elect to receive supplemental life insurance coverage. Mr. Pasagic receives an automobile allowance of $600 per month and reimbursement for gas expenses. Beginning January 1, 2025, Mr. Gall and Ms. Lapish are also entitled to receive an automobile allowance of $600 per month and reimbursement for gas expenses. During 2024, Mr. Bratcher was entitled to receive an automobile allowance of $1,500 per month and reimbursement for gas expenses pursuant to the terms of the Bratcher Employment Agreement.
Stock Ownership Guidelines
We have adopted stock ownership guidelines to better align the interests of our executive officers with the interests of stockholders and promote our commitment to sound corporate governance. Under the guidelines, our executive officers are expected to achieve ownership of our common stock at specified levels within five years of becoming an executive officer. Our Chief Executive Officer is expected to own shares of our common stock valued at five times his or her annual base salary. Our Chief Financial Officer is expected to own shares of our common stock valued at two times his annual base salary and our other executive officers are expected to own shares of our common stock valued at one and one half times their annual base salaries. As of March 21, 2025, each of our executive officers has either met our stock ownership guidelines or were in their five-year phase-in period.
Insider Trading Policy and Prohibition on Hedging, Pledging, and Short Sales
We have an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees, and other covered persons. We do not transact in our own securities if the Company is aware of material non-public information about itself. We believe that our insider trading policy and our procedures for transacting in our own securities are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any applicable listing standards.
Our insider trading policy also prohibits directors, officers, employees, and other covered persons from entering into any hedging or monetization transactions or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. In addition, we prohibit pledging shares of our common stock as collateral by directors, officers, employees, and other covered persons. As of the date of this proxy statement, no directors or executive officers had shares pledged.
Compensation Clawback
We have adopted a compensation clawback policy that complies with SEC and Nasdaq rules for our Section 16 officers. The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former Section 16 officers that was received during the three years preceding the date that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Human Resources and Compensation Committee Members:
Thomas A. Gerke (Chair)
Neha J. Clark
Lori L.S. Mingus
Kevin S. Rauckman
Karen L. Seaberg
Todd B. Siwak

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for 2024, 2023, and 2022:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brandon M. Gall Interim President and Chief Executive Officer (since January 1, 2025); Vice President of Finance and Chief Financial Officer and Treasurer	2024	483,600	929,995	—	23,494	1,437,089
	2023	465,000	622,487	558,000	22,531	1,668,018
	2022	415,000	487,525	498,000	35,899	1,436,424
Erika Lapish Vice President and Chief Human Resources Officer	2024	316,160	395,210	—	22,356	733,726
	2023	304,000	328,874	304,000	21,077	957,951
	2022	253,000	178,272	253,000	24,607	708,879
Amel Pasagic Chief Commercial Officer	2024	421,885	447,168	—	33,349	902,402
	2023	344,000	357,547	344,000	31,661	1,077,208
	2022	275,000	179,516	275,000	33,329	762,845
David S. Bratcher Former Chief Executive Officer and President (until December 31, 2024)	2024	625,000	1,000,037	—	44,289	1,669,326
	2023	500,000	712,479	600,000	64,469	1,876,948
	2022	475,000	441,713	570,000	52,103	1,538,816
Curtis C. Landherr Former Vice President, Chief Legal Officer and Corporate Secretary (until April 30, 2024)	2024	195,500	552,529	—	516,086	1,264,115
	2023	425,000	115,082	425,000	49,155	1,014,237
(1)The amount shown is the grant date fair value of awards made during the period computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and for 2024, represents RSUs granted on February 14, 2024 and earned under the LTI program for the 2023 performance year. Pursuant to the terms of his award agreement and the Landherr Transition Agreement, Mr. Landherr forfeited all of his equity awards upon his termination of employment.
(2) No annual cash incentive payments were made under the STI Plan for 2024 performance.
(3) Includes Company contributions to 401(k) plan accounts for 2024 in the following amounts: Mr. Gall - $20,646, Ms. Lapish - $18,970, Mr. Pasagic - $20,700, Mr. Bratcher - $20,700, and Mr. Landherr - $12,750. Includes amounts paid by the Company for the purchase of additional life insurance for Mr. Gall and amounts paid by the Company for the purchase of long-term disability insurance for each of the named executive officers. Includes an automobile allowance and gas reimbursement for Mr. Pasagic and Mr. Bratcher in the amounts of $10,210 and $21,385, respectively. For Mr. Landherr, includes payments or reimbursement of $27,754 (which includes tax-gross up reimbursement payments of $7,960) of relocation expenses, $17,000 for the cash out of unused vacation, and $453,583 (which includes tax-gross up reimbursement payments of $88,649) pursuant to the terms of the Landherr Transition Agreement as described under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Landherr’s Transition Agreement.” Additionally, includes reimbursement of commuting costs for Mr. Landherr.

Grants of Plan-Based Awards
The following table sets forth information about STI and LTI awards granted to each named executive officer during the year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Brandon M. Gall
LTI Opportunity(1)	2/13/2024				278,070	556,140	1,112,280
STI Opportunity(2)	2/13/2024	145,080	290,160	580,320
RSUs(3)	2/14/2024							10,954	929,995
Erika Lapish
LTI Opportunity(1)	2/13/2024				102,752	205,504	411,008
STI Opportunity(2)	2/13/2024	79,040	158,080	316,160
RSUs(3)	2/14/2024							4,655	395,210
Amel Pasagic
LTI Opportunity(1)	2/13/2024				138,125	276,250	552,500
STI Opportunity(2)	2/13/2024	106,250	212,500	425,000
RSUs(3)	2/14/2024							5,267	447,168
David S. Bratcher
LTI Opportunity(1)	2/13/2024				531,250	1,062,500	2,125,000
STI Opportunity(2)	2/13/2024	312,500	625,000	1,250,000
RSUs(3)	2/14/2024							11,779	1,000,037
Curtis C. Landherr
LTI Opportunity(1)	2/13/2024				143,650	287,300	574,600
STI Opportunity(2)	2/13/2024	110,500	221,000	442,000
RSUs(3)	2/14/2024							6,508	552,529
(1)The amounts reported under the Threshold, Target, and Maximum columns reflect the values of the possible LTI awards. If less than the Threshold performance targets are met, no incentive award is paid. The Target column reports the awards that would have been paid if 100% of the performance targets were met and the Maximum column represents the maximum awards available regardless of the amount by which the performance targets are exceeded. The performance targets relate to both quantitative and qualitative criteria. The award amounts are denominated in dollars but are payable in RSUs in the number of shares that the award equates to at the time of payout. For 2024, the named executive officers were not awarded any RSUs based on 2024 performance because the Threshold performance targets were not met, as described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program.”
(2)The amounts reported under the Threshold, Target, and Maximum columns reflect the possible STI awards. If less than the Threshold performance targets are met, no incentive award is paid. The Target column reports the awards that would have been paid if 100% of the performance targets were met and the Maximum column represents the maximum awards available regardless of the amount by which the performance targets are exceeded. The performance targets relate to both quantitative and qualitative criteria. For 2024, the named executive officers did not receive an STI award because the Threshold performance targets were not met, as reported in the Summary Compensation Table and as described in “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Plan.”
(3)Represents the grant of RSUs based on Company financial performance goals and the named executive officer’s individual performance for 2023. One third of the RSUs vested on February 14, 2025 and one third of the RSUs will vest on February 14, 2026 and 2027.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Mr. Bratcher’s Employment Agreement and Transition Agreement. We entered into the Bratcher Employment Agreement with Mr. Bratcher on October 31, 2023 in connection with his appointment as our Chief Executive Officer and President effective January 1, 2024. The key compensation elements contained in the Bratcher Employment Agreement include:
•Base salary: $625,000 per year.
•STI opportunity: Targeted at 100% of base salary.
•LTI opportunity: Targeted at 170% of base salary.
•Personal benefits: Automobile allowance of $1,500 per month and gas reimbursement.
•Severance: Severance benefits in the event that Mr. Bratcher’s employment terminated under various circumstances.
Mr. Bratcher’s employment with us ended on December 31, 2024, and he was entitled to severance benefits under the Bratcher Employment Agreement as a termination without cause, pursuant to which he is entitled to two years of base salary continuation and continued vesting of his unvested RSUs on their scheduled vesting dates in exchange for signing and not rescinding a release in favor of the Company. He was also entitled to receive RSUs based on 2024 performance; however, because the 2024 threshold performance targets were not met, no RSUs were issued to Mr. Bratcher for 2024 performance.
To facilitate a smooth transition, we entered into the Bratcher Transition Agreement with Mr. Bratcher on December 19, 2024, pursuant to which Mr. Bratcher agreed to provide certain transition services to us and which describes the payments and benefits Mr. Bratcher was entitled to in connection with his termination of employment. Pursuant to the Bratcher Transition Agreement, we also agreed to reimburse Mr. Bratcher for the cost of continued health insurance for up to six months in exchange for Mr. Bratcher’s agreement to the terms of the Transition Agreement and a release in favor of the Company, which includes Mr. Bratcher’s agreement not to compete with us through February 14, 2027 and which he executed in January 2025. For additional information, see “—Potential Payments on Termination or Change in Control.”
Mr. Gall’s Interim Service Agreement. We entered into the Gall Interim Service Agreement with Mr. Gall on December 19, 2024 in connection with his appointment as Interim President and Chief Executive Officer effective January 1, 2025. The key compensation elements contained in the Gall Interim Service Agreement include:
•Base salary: $525,000, which will continue following Mr. Gall’s service as our Interim President and Chief Executive Officer.
•STI opportunity: Targeted at 100% of base salary, prorated for the period of his interim service. Mr. Gall’s STI opportunity when he is not serving as our Interim President and Chief Executive Officer is currently 60% of base salary.
•One-time supplemental cash incentive: $100,000, paid in January 2025.
•LTI compensation: Granted a one-time RSU award valued at $525,000 on January 1, 2025, which vests on January 1, 2027. Mr. Gall’s LTI opportunity continues to be targeted at 115% of base salary.
•Personal benefits: Automobile allowance of $600 per month and gas reimbursement.
Mr. Landherr’s Transition Agreement. Mr. Landherr ceased serving as a Company officer on April 30, 2024 and as an employee on May 31, 2024. To facilitate a smooth transition, we entered into the Landherr Transition Agreement with Mr. Landherr on April 23, 2024. Under the Landherr Transition Agreement, Mr. Landherr is entitled to receive one year of base salary continuation, a prorated STI award for 2024 based on actual performance under the 2024 STI performance metrics (because the 2024 threshold performance targets were not met, no amounts were paid to Mr. Landherr with respect to his STI award for 2024), and reimbursement for the cost of continued health insurance for up to six months. We also agreed to reimburse Mr. Landherr for the remaining relocation and moving expenses as contemplated in his original offer letter and otherwise agreed by us, up to a maximum net amount of $103,500 (prior to any tax gross-ups), monthly, pre-tax payments of $6,925 for each of May and June 2024, and an additional payment of $70,000 (less applicable withholdings) at the time of the last base salary continuation payment. In connection with the Landherr Transition Agreement, Mr. Landherr, agreed to a separation and release agreement in favor of the Company and his continued compliance with certain transition and post-termination covenants, which he executed in June 2024. For additional information, see “—Potential Payments on Termination or Change in Control.”

Outstanding Equity Awards on December 31, 2024
The following table shows information concerning outstanding RSU awards held by each named executive officer on December 31, 2024. No stock options were held by any named executive officers as of December 31, 2024. Amounts shown are based on a price of $39.37 per share, the closing market price of our common stock on December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Brandon M. Gall	6,268	(1)	246,771
	6,500	(2)	255,905
	6,426	(3)	252,992
	10,954	(4)	431,259
Erika Lapish	2,292	(1)	90,236
	3,395	(3)	133,661
	4,655	(4)	183,267
Amel Pasagic	2,308	(1)	90,866
	3,691	(3)	145,315
	5,267	(4)	207,362
David S. Bratcher	5,679	(1)	223,582
	7,355	(3)	289,566
	11,779	(4)	463,739
Curtis C. Landherr	—		—
(1)This RSU award vested on February 10, 2025.
(2)This RSU award vested on February 12, 2025.
(3)This RSU award will vest on February 16, 2026.
(4)One third of this RSU award vested on February 14, 2025 and one third of this RSU award will vest on February 14, 2026 and 2027.

Stock Vested
The following table sets forth information with respect to our named executive officers concerning the vesting of RSU awards during the year ended December 31, 2024. Mr. Gall, Mr. Pasagic, and Mr. Bratcher are the only named executive officers with RSU awards that vested in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brandon M. Gall	8,794	764,984
Amel Pasagic	575	49,076
David S. Bratcher	4,987	425,640
(1)Amounts calculated using the closing market price of our common stock on the vesting date (or if such date is not a trading day, the closing market price of our common stock on the trading day immediately preceding the vesting date), multiplied by the number of shares vested.
Non-Qualified Deferred Compensation

We have adopted a non-qualified deferred compensation plan for our executive officers, which permits participants to defer salary or short-term incentive payments. Amounts deferred are deemed invested in investments selected by the participant from the choices available in our 401(k) plan. Aggregate earnings (losses) represent price appreciation (or depreciation) on the investments plus dividends or interest paid on investments.
The following table sets forth the contributions made by our named executive officers and the earnings accrued on all such contributions under our non-qualified deferred compensation plan during the year ended December 31, 2024. Mr. Gall is the only named executive officer with a balance under our non-qualified deferred compensation plan as of December 31, 2024.

	Executive Contributions in 2024	Registrant Contributions in 2024	Aggregate Earnings (Losses) in 2024	Aggregate Withdrawals/ Distributions	Aggregate Balance at 2024 Year End
Name	($)(1)	($)	($)(1)	($)	($)(2)
Brandon M. Gall	—	—	13,133	86,059	287,735
(1)Amounts are not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(2)Amounts include $276,117 for Mr. Gall that was previously reported in the Summary Compensation Table for years prior to 2024.
Potential Payments on Termination or Change in Control
In order to offer competitive compensation to our executive officers, ensure retention of our executive officers, and incentivize our executive officers to remain focused on stockholder interests, we offer payments and benefits to our executive officers upon certain termination events and a change-in-control.
Bratcher Employment Agreement. Mr. Bratcher was entitled to certain severance benefits pursuant to the Bratcher Employment Agreement in the event that Mr. Bratcher’s employment with us was terminated under various circumstances. Mr. Bratcher’s employment with us ended on December 31, 2024, and he was entitled to severance benefits as a termination without cause under the Bratcher Employment Agreement, as described under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Bratcher’s Employment Agreement and Transition Agreement.”
Pursuant to the Bratcher Employment Agreement, in the event that Mr. Bratcher’s employment was terminated for any reason after the end of a fiscal year but before payment of his STI award for that prior fiscal year, he would have been entitled to receive his STI award. In addition, in the event that Mr. Bratcher’s employment terminated for reasons other than cause or for good reason (each as defined in the Bratcher Employment Agreement), he would be entitled to receive (i) two years of base salary continuation, (ii) a prorated STI award based on actual performance for the performance year in which the termination occurs, (iii) a prorated LTI award based on actual performance for the performance year in which termination occurs, and (iv) the full-year LTI award for any completed performance year unpaid as of the date of termination. In addition, except in the event of a termination by the Company for cause, disability, or death (each as defined in the Bratcher Employment Agreement), all of Mr. Bratcher’s unvested RSUs would have continued to vest on their scheduled vesting dates (see “—Restricted Stock Unit Awards” for a description of the treatment of Mr. Bratcher's unvested RSUs upon death or disability). Payment of any of the foregoing benefits was conditioned upon Mr. Bratcher signing and not rescinding a release in favor of the Company.
Pursuant to the Bratcher Employment Agreement, upon a termination for disability or death, Mr. Bratcher or his estate would have also received a prorated STI award based on actual performance for the performance year in which the termination occurs, one year of base salary continuation, and, in the case of termination due to disability, subject to Mr. Bratcher signing and not rescinding a release in favor of the Company.
Executive Severance Plan. During 2024, each of our executive officers participated in the Severance Plan, other than Mr. Bratcher. Pursuant to the Severance Plan, upon a termination by the Company without cause or a termination by the Severance Plan participant for good reason (each as defined in the Severance Plan), the participant will receive severance in an amount equal to:
•An applicable severance multiplier (one for any participant who is not the chief executive officer and two for any participant who is the chief executive officer) times the participant’s base salary in effect immediately prior to the date of the termination, which is paid in substantially equal installments over a one-year period following termination; plus
•A prorated annual STI award based on the Company’s actual performance in the year in which termination occurs, which will be paid on the date that STI awards are paid to our senior executives; and

•Reimbursement for certain COBRA premiums for a limited period (up to 24 months after termination in the case of a participant who is the chief executive officer and six months in the case of a participant that is not the chief executive officer).
The Severance Plan does not affect the terms of any outstanding equity awards. Any severance benefits payable to a participant under the plan would be reduced by any severance benefits to which the participant would otherwise be entitled under any other severance policy or plan, including any agreement between a participant and the Company (unless the plan or agreement expressly provides for severance benefits to be in addition to those provided under the Severance Plan).
Pursuant to the Gall Interim Service Agreement, Mr. Gall agreed that he would continue to be treated as a participant who is not the chief executive officer for purposes of the Executive Severance Plan while he is serving as our Interim President and Chief Executive Officer.

Restricted Stock Unit Awards. The treatment of RSUs under various termination scenarios under RSU awards agreements is as follows:
•Change in Control. Commencing with RSUs granted in 2023, RSU awards include a “double trigger” change in control provision, which means that that unvested RSUs will accelerate and vest only if there is a change in control (as defined in the 2014 Equity Incentive Plan, as amended (the “2014 Plan”)) and the executive officer’s employment is terminated without cause or for good reason (as defined in the applicable RSU award agreement) within 18 months following the change in control. Unvested RSUs granted prior to 2023 vest upon a change in control.
•Retirement. Upon retirement, unvested RSUs will continue to vest on their scheduled vesting dates. Commencing with RSUs granted in 2023, the definition of retirement required the executive officer to be at least age 60 with at least five years of service with us. For RSUs granted prior to 2023, the definition of retirement required the executive officer to be at least age 65.
•Death or disability. Upon any executive officer’s death or disability (as defined in the 2014 Plan), any unvested RSUs will immediately vest.
Under the RSU award agreements, upon termination of employment or separation from service for any other reason, any RSUs that have not previously vested are forfeited.
In addition to the provisions in the RSU award agreements, the Bratcher Employment Agreement provided for the treatment of RSUs upon termination in certain circumstances, as described under “—Bratcher Employment Agreement” and the Bratcher Transition Agreement provides for continued vesting of his RSUs, as described under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Mr. Bratcher’s Employment Agreement and Transition Agreement.”
Short-Term Incentive Plan. Under the terms of the STI Plan for 2024, if a change in control (as defined in the STI Plan) occurs during a performance year, each executive officer will receive his or her full target STI award, without regard to actual performance. Beginning January 1, 2025, the STI Plan has a “double trigger” change in control provision. Under this provision, in the event of a change in control (as defined in the STI Plan) and a participant’s termination of employment without cause (as defined in the STI Plan) following the change in control, the participant will be entitled to receive, subject to the execution and not rescinding a release in favor of the Company) (i) a prorated STI award based on actual performance for the performance year in which the change in control occurs, and (ii) any unpaid STI award for any completed performance year preceding the termination date.
Upon an executive officer’s death or disability (as defined in the STI Plan), the executive officer (or his or her estate) is entitled to receive under the STI Plan (i) a prorated STI award based on actual performance for the performance year in which the termination occurs, and (ii) any unpaid STI award for any completed performance year preceding the termination date.
If an executive officer’s employment terminates for any other reason, the executive officer forfeits any rights to an STI award under the terms of the STI Plan. However, the Human Resources and Compensation Committee has the option to pay a prorated STI award based on actual performance for the performance year in which the termination occurs, unless the termination is for cause (as defined in the STI Plan).
In addition to the provisions in the STI Plan, the Bratcher Employment Agreement provided for the treatment of STI awards upon termination in certain circumstances, as described under “—Bratcher Employment Agreement.”
Post Termination and Change-in-Control Benefits as of December 31, 2024. The following table sets forth estimated amounts that our named executive officers (other than Mr. Bratcher and Mr. Landherr) would have been entitled to in the event of the named executive officer’s employment with us terminated or a change in control occurred on December 31, 2024. Amounts shown are based on a price of $39.37 per share, the closing market price of our common stock on December 31, 2024, and do not include potential payments for dividend equivalents.

Mr. Bratcher’s employment with us ended on December 31, 2024, and he was entitled to severance benefits as a termination without cause. Mr. Bratcher is entitled to payments and benefits under the Bratcher Transition Agreement and cash out of unused vacation with an estimated value of $2,263,069. Mr. Landherr’s employment with us ended on May 31, 2024, and he is entitled to payments and benefits under the Landherr Transition Agreement and cash out of unused vacation with an estimated value of $674,583.

Name	Termination Without Cause or for Good Reason(1) ($)	Change in Control(2) ($)	Change in Control and Termination Without Cause or for Good Reason(3) ($)	Death or Disability(4) ($)
Brandon M. Gall	494,046	792,836	1,178,296	1,182,990
Erika Lapish	324,245	248,316	641,173	407,165
Amel Pasagic	436,142	303,366	788,819	443,542
(1)Amounts represents 1x base salary plus, 2024 STI award (in this case, no STI awards were paid for 2024, so no amounts are included), plus certain COBRA premium payments for 6 months.
(2)Amounts represent vesting of outstanding RSUs granted prior to 2023 as well as 2024 STI award at target. Amounts payable in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(3)Amounts represent amounts listed under “Termination Without Cause or for Good Reason” column plus vesting of outstanding RSUs granted in 2023 and 2024. Amounts listed in this column are in addition to amounts that would be payable based solely on a change in control, as disclosed in the “Change in Control” column of this table. Amounts payable in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.
(4)Amounts represent vesting of outstanding RSUs and 2024 STI award (in this case, no STI awards were paid for 2024, so no amounts are included).
Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights	Weighted average of exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	243,007(1)	—	1,323,614
Equity compensation plans not approved by stockholders	—	—	—
(1)Represents RSUs.

CHIEF EXECUTIVE PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Bratcher, our Chief Executive Officer and President during 2024.
As of December 31, 2022, we had approximately 626 U.S. employees and 64 employees in the United Kingdom (including Northern Ireland). We used total cash compensation, consisting of base pay, annual incentive compensation, and Company contributions to retirement plans for the 12-month period from January 1, 2022 through December 31, 2022 to identify our median employee. We did not annualize compensation for permanent employees who did not work for the entire measurement period. Our median employee remains unchanged from 2022 as there has been no change in our employee population, employee compensation arrangements or our median employee’s circumstances that we reasonably believe would result in a significant change to our 2024 pay ratio disclosure.
Our median employee’s compensation for 2024, calculated using the same methodology as the Summary Compensation Table in this proxy statement, was $96,898. Our Chief Executive Officer’s compensation for 2024, as reported in the Summary Compensation Table, was $1,669,326. Therefore, we estimate that our CEO to median employee pay ratio is 17:1.

PAY VERSUS PERFORMANCE
As required by SEC rules, we are providing the following information about the relationship between executive officer “compensation actually paid” (“CAP”) and certain Company financial performance metrics. The table below reflects CAP to our chief executive officer (“CEO”) and average CAP to our other named executive officers (the “Other NEOs”) during 2020 through 2024. In addition, the table compares our total shareholder return (“TSR”) against the TSR for the Russell 2000 – Consumer Staples Index. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Compensation Discussion and Analysis.”
Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO(1)			Compensation Actually Paid to CEO(2)			Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income (millions)(7)	Adjusted Operating Income (millions)(8)
	Griffin (First CEO)	Colo (Second CEO)	Bratcher (Third CEO)	Griffin (First CEO)	Colo (Second CEO)	Bratcher (Third CEO)			TSR(5)	Russell 2000 – Consumer Staples Index TSR(6)
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	N/A	N/A	1,669,326	N/A	N/A	296,388	1,084,333	170,808	84.42	153.88	34.47	170.69
2023	N/A	4,709,865	N/A	N/A	4,318,377	N/A	1,409,103	1,298,732	209.85	128.73	107.13	180.30
2022	N/A	4,069,977	N/A	N/A	5,284,166	N/A	1,345,585	1,371,973	225.52	116.57	108.87	148.97
2021	N/A	3,373,695	N/A	N/A	4,038,070	N/A	1,139,922	1,441,624	179.30	135.66	90.82	126.36
2020	1,194,892	1,859,171	N/A	1,075,003	2,026,211	N/A	826,587	818,709	98.58	123.23	40.35	54.24
(1)Amounts represent the compensation reported in the “Total” column of the Summary Compensation Table for Augustus C. Griffin, Mr. Colo, and Mr. Bratcher for the years in which they served as CEO. Our CEO (i) for 2020 was Mr. Griffin (from January to May 2020) and Mr. Colo (from May 2020 to December 2020), (ii) for 2021, 2022, and 2023 was Mr. Colo, and (iii) for 2024 was Mr. Bratcher.
(2)Amounts represent the amount of CAP to the CEO, calculated in accordance with SEC rules. The amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. In accordance with SEC rules, the following adjustments were made to Mr. Bratcher’s compensation for 2024 to determine his CAP.

Year	Summary Compensation Table Total ($)	Minus:	Plus:	Compensation Actually Paid ($)
		Summary Compensation Table Stock Awards ($)	Equity Awards Adjustments(A) ($)
2024	1,669,326	1,000,037	(372,901)	296,388
(A)The equity award adjustments are shown in the following table.

Year	Year-End Fair Value of Equity Awards That Were Granted in the Applicable Year That Remained Outstanding and Unvested ($)	Change in Fair Value from Prior Year-End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Prior Year-End of Equity Awards Granted in Prior Year and Forfeited During Year ($)	Change in Fair Value from Prior Year-End to this Year-End of Equity Awards Granted in a Prior Year That Remain Outstanding and Unvested ($)	Total Equity Awards Adjustments ($)
2024	463,739	(65,679)	0	(770,961)	(372,901)
(3)    Amounts represent the average of the amounts reported for the Other NEOs in the “Total” column of the Summary Compensation Table in each applicable year. Our Other NEOs (i) for 2024 were Mr. Gall, Ms. Lapish, Mr. Pasagic, and Mr. Landherr; (ii) for 2023 were Mr. Bratcher, Mr. Gall, Mr. Landherr, and Mr. Pasagic; (iii) for 2022 were Mr. Gall, Mr. Bratcher, David E. Dykstra, Stephen J. Glaser, Ms. Lapish, and Mr. Pasagic; (iv) for 2021 were Mr. Gall, Mr. Bratcher, Mr. Dykstra, and Mr. Glaser; and (v) for 2020 were Mr. Gall, David E. Rindom, Mr. Dykstra, and Mr. Glaser.
(4)    Amounts represent the average amount of CAP to the Other NEOs, calculated in accordance with SEC rules. The amounts do not reflect the actual average amount of compensation earned by or paid to the Other NEOs during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for the Other NEOs for 2024 to determine CAP, using the same methodology described in footnote 2 above.

Year	Average Reported Summary Compensation Table Total for Other NEOs ($)	Minus:	Plus:	Average Compensation Actually Paid to Other NEOs ($)
		Average Reported Summary Compensation Table Stock Awards for Other NEOs ($)	Average Equity Adjustments for Other NEOs(A) ($)
2024	1,084,333	581,226	(332,300)	170,808
(A)     The equity award adjustments are shown in the following table.

Year	Average Year-End Fair Value of Equity Awards that Were Granted in the Applicable Year That Remained Outstanding and Unvested ($)	Average Change in Fair Value from Prior-Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value as of Prior Year-End of Equity Awards Granted in Prior Year and Forfeited During Year ($)	Average Change in Fair Value from Prior Year-End to this Year-End of Equity Awards Granted in a Prior Year That Remain Outstanding and Unvested ($)	Total Average Equity Awards Adjustments ($)
2024	20,472	(27,243)	(53,890)	(456,638)	(332,300)
(5)     The reported TSR is calculated based on a fixed investment of $100 made on December 31, 2019 through and including the end of the fiscal year for each year reported in the table, assuming dividend reinvestment.
(6)    The reported peer group is the Russell 2000 – Consumer Staples Index. We used this index as our industry comparison index in the stock performance graph required by SEC rules as reported in our Annual Report on Form 10-K for the year ended December 31, 2024.
(7)    Amounts represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)    Our Company-selected measure is Adjusted Operating Income, a non-GAAP measure, as defined under “Compensation Discussion and Analysis.” Adjusted Operating Income for 2024 was calculated by adjusting our 2024 operating income of $74.4 million for goodwill impairment charges of $73.8 million, the change in fair value of contingent consideration related to our acquisition of Penelope Bourbon LLC of $16.1 million, executive transition costs of $4.1 million, costs associated with unusual items associated with special projects of $2.1 million, impairment of long-lives assets and other charges in connection with the closure of our Atchison, Kansas distillery of $0.1 million, and business acquisition costs of $0.1 million. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that Adjusted Operating Income is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link CAP to our NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive officer compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our STI and LTI awards are selected based on an objective of incentivizing our NEOs to increase stockholder value. The most important financial performance measures used by the Company to link executive officer CAP to our NEOs, for the most recently completed fiscal year, to our performance are:
•Adjusted Operating Income
•Adjusted EBITDA
•Adjusted Basic Earnings Per Share
Relationship between Pay and Performance
As described in “Compensation Discussion and Analysis,” our executive officer compensation program reflects a pay-for-performance philosophy. While we utilize several performance measures to align executive officer compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Human Resources and Compensation Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between CAP and the information presented in the Pay Versus Performance table.
Compensation Actually Paid and TSR. As demonstrated by the following graph, the amount of CAP to Mr. Bratcher, Mr. Colo, and Mr. Griffin and the average amount of CAP to the Other NEOs is aligned with our TSR over the five years presented in the table. The reason that CAP aligns with our TSR over the period presented is because a significant portion of the CAP to Mr. Bratcher, Mr. Colo, Mr. Griffin, and the Other NEOs is comprised of equity awards. As described in more detail in “Compensation Discussion and Analysis,” our executive officer compensation program objectives are to align our compensation program with our business objectives and stockholders’ interests, to reward performance, to be externally competitive and internally equitable, and to retain talent on a long-term basis. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation so that the interests of the executive officers are aligned with those of stockholders.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid
$6,000,000
$4,000,000
$2,000,000
$—
$250.00
$200.00
$150.00
$100.00
$50.00
$—
Cumulative TSR (value of initial $100 investment)
$98.58
$179.30
$225.52
$209.85
$84.42
2020
2021
2022
2023
2024
First CEO
Second CEO
Third CEO
Average for Other NEOs
Company TSR

TSR of the Company and TSR of the Russell 2000 – Consumer Staples Index. As demonstrated by the following graph, our TSR over the five-year period presented in the table was $84.42, while the TSR of the Russell 2000 – Consumer Staples Index was $153.88 over the five years presented in the table.

Company TSR vs. Russell 2000 - Consumer Staples Index TSR
TSR
(value of initial $100 investment)
$250.00
$200.00
$150.00
$100.00
$50.00
2019
2020
2021
2022
2023
2024
$100.00
$123.23
$98.58
$179.30
$135.66
$225.52
$116.57
$209.85
$128.73
$153.88
$84.42
Company TSR
Russell 2000 - Consumer Staples Index

Compensation Actually Paid and Net Income. As demonstrated by the following graph, the amount of CAP to Mr. Bratcher, Mr. Colo, and Mr. Griffin and the average amount of CAP to the Other NEOs is generally aligned with our net income over the five years presented in the table. While we do not use net income as a performance measure in the overall executive officer compensation program, the measure of net income is correlated with the measure of Adjusted Operating Income, which we use when setting goals for our STI and LTI programs.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$6,000,000
$4,000,000
$2,000,000
$—
Net Income (millions)
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$—
$40.35
$90.82
$108.87
$107.13
$34.47
2020
2021
2022
2023
2024
First CEO
Second CEO
Third CEO
Average for Other NEOs
Net Income

Compensation Actually Paid and Adjusted Operating Income. As demonstrated by the following graph, the amount of CAP to Mr. Bratcher, Mr. Colo, and Mr. Griffin and the average amount of CAP to the Other NEOs was generally aligned with our Adjusted Operating Income over the four year from 2020 to 2023 but was not aligned for 2024, as presented in the table. While we use several financial and non-financial performance measures for the purpose of evaluating performance for our executive officer compensation programs, we have determined that Adjusted Operating Income is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link CAP to our named executive officers, for the most recently completed fiscal year, to Company performance.

Compensation Actually Paid vs. Adjusted Operating Income
Compensation Actually Paid
Adjusted Operating Income (millions)
$6,000,000
$4,000,000
$2,000,000
$—
$200.00
$150.00
$100.00
$50.00
$—
$54.24
$126.36
$148.97
$180.30
$170.69
2020
2021
2022
2023
2024
First CEO
Second CEO
Third CEO
Average for Other NEOs
Adjusted Operating Income

DIRECTOR COMPENSATION
Our non-employee directors receive compensation for their service. The Human Resources and Compensation Committee annually reviews the total compensation of our non-employee directors and each element of our non-employee director compensation program. As part of this process, the Human Resources and Compensation Committee evaluates data provided by its independent compensation consultant, including compensation data for our peer group companies, and makes a recommendation to the Board.
Our non-employee directors receive the following payments and fees for their services:
•Annual cash retainer of $75,000, payable quarterly;
•Annual equity award of our common stock, valued at $90,000, paid once per year, which vests immediately on grant;
•Annual cash retainers for Board committee chairs ($15,000 for the chair of the Audit Committee, $10,000 for the chair of the Human Resources and Compensation Committee, and $8,000 for the chair of the Nominating and Governance Committee), payable quarterly; and
•Annual cash retainer of an additional $70,000 for the non-executive Chairman of the Board, payable quarterly.
No changes were made in 2024 to the amount of non-employee director compensation. In connection with joining the Board of Directors, Mr. Lopez and Mr. Roper each received an initial equity award in the form of RSUs on April 14, 2025 valued at $90,000, which will vest on the second anniversary of the grant date. In addition, notwithstanding Ms. Michelson’s resignation from the Board on April 14, 2025, the Board approved payment to Ms. Michelson of a prorated amount of the annual cash retainer payable to all non-employee directors resulting in Ms. Michelson receiving an annual cash retainer of $37,500 for 2025 and allowed Ms. Michelson to remain eligible for reimbursement of up to $5,000 for board of director education programs and memberships in board of director-related organizations through December 31, 2025.

Non-employee directors may elect to have their cash compensation paid in the form of our common stock, which vests immediately on grant. In addition, non-employee directors who own more than ten times their ownership requirement under our stock ownership guidelines may elect to receive their annual equity award in cash (see “—Stock Ownership Guidelines” for information about the stock ownership requirements for our non-employee directors and “Principal Stockholders” for information about the stock ownership of our non-employee directors). Mr. Lux, Ms. Mingus, and Ms. Seaberg each own more than ten times their stock ownership requirement and elected to receive their annual equity award in cash for 2024. Non-employee director compensation is prorated based on the relevant dates of service. Executive officers do not receive any additional compensation for serving as a member of our Board.
The following table shows compensation earned by or paid to our non-employee directors for 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Neha J. Clark	90,033	89,967	180,000
Thomas A. Gerke	85,033	89,967	175,000
Donn Lux	165,000	—	165,000
Lori L.S. Mingus	165,000	—	165,000
Preet H. Michelson	75,033	89,967	165,000
Kevin Rauckman	83,033	89,967	173,000
Karen L. Seaberg	235,000	—	235,000
Todd B. Siwak	75,033	89,967	165,000
(1)Mr. Gerke, Ms. Michelson, and Mr. Siwak each elected to receive the following amounts of their cash compensation in shares of common stock: $84,795, $74,783, and $74,783, respectively. Mr. Lux, Ms. Mingus, and Ms. Seaberg each elected to receive their equity compensation in the form of cash. Amounts include fractional shares of equity compensation that were paid in the form of cash.
(2)Amount represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

Stock Ownership Guidelines
Under our stock ownership guidelines, each non-employee director is expected to own shares of our common stock valued at three times the annual retainer payable to such director. Non-employee directors are required to satisfy their guideline level within five years of joining our Board. As of March 21, 2025 (or April 14, 2025 in the case of Mr. Lopez and Mr. Roper), each of our non-employee directors has either met our stock ownership guidelines or was in their five-year phase-in period.

PRINCIPAL STOCKHOLDERS
The following table sets forth, as of March 21, 2025, the number of shares beneficially owned and the percentage of ownership of our common stock and preferred stock by (i) each person who is known by us to own beneficially more than 5% of either class of our capital stock outstanding, (ii) each director and director nominee, (iii) each named executive officer (as listed in “Compensation Discussion and Analysis”), and (iv) all of our directors and executive officers as a group. The information in the table is provided as of March 21, 2025, except as to Mr. Lopez and Mr. Martin, for which the information is as of April 14, 2025.

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Common Stock		Preferred Stock
	No. of Shares	%	No. of Shares	%
David S. Bratcher	10,182	*	—	—
Neha J. Clark	4,096	*	—	—
Brandon M. Gall	24,340	*	—	—
Thomas A. Gerke	7,285	*	—	—
Curtis C. Landherr	—	—	—	—
Erika Lapish(2)	3,022	*	—	—
Geraldo I. Lopez	—	—	—	—
Donn Lux(3)	7,598,219	35.7	—	—
Lux Family Group(4)	7,598,219	35.7	—	—
Lori L.S. Mingus(5)	28,328	*	—	—
Amel Pasagic	3,102	*	—	—
Kevin S. Rauckman	4,237	*	—	—
Martin Roper	—	—	—	—
Karen L. Seaberg(6)	2,454,065	11.5	297	68.0
Todd B. Siwak(7)	4,004	*	—	—
All directors and executive officers as a group (12)	7,324,680	34.4	297	68.0
Thomas Cray(8)	4,267	*	112	25.6
BlackRock, Inc.(9)	2,229,085	10.5	—	—
Champlain Investment Partners, LLC(10)	1,193,147	5.6	—	—
The Vanguard Group(11)	1,126,323	5.3	—	—
* less than 1%
(1)Except as otherwise indicated in the footnotes to this table, as of March 21, 2025, all stockholders shown in this table as having beneficial ownership of 5% or more of either of the classes of stock had as a business address Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002.
(2)Amount includes 550 shares of our common stock held by Ms. Lapish’s spouse. Ms. Lapish disclaims beneficial ownership of these shares.
(3)The following information is based on (a) a Schedule 13D/A (the “Lux Family Schedule 13D/A”) filed on September 11, 2024 by (i) Luxco 2017 Irrevocable Trust dated 6/19/2017 (the “Luxco Trust”), (ii) Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux dated 9/16/2005 (the “Lux 2005 Donn Trust”), (iii) Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST (the “Lux 2005 QSST Trust”), (iv) Andrew Broddon Lux Luxco Irrevocable Trust dated 7/30/2012, (v) Philip Donn Lux Luxco Irrevocable Trust dated 7/30/2012, (vi) Caroline L. Kaplan Revocable Trust dated 12/16/2009, (vii) Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan dated 9/16/2005, (viii) Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux dated 9/16/2005 (the “Lux 2005 Catherine Trust”), (ix) CNL 2013 Irrevocable Trust dated 4/2/2013 (the “CNL Trust”), (x) Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux dated 9/16/2005, (xi) Lux Children Irrevocable Trust dated 5/24/2012, (xii) Mr. Lux, (xiii) Leslie Lux, (xiv) Paul S. Lux, (xv) Caroline Lux Kaplan, (xvi) Catherine N. Lux, and (xvii) TFO Trust Company, LLC (“TFO” and collectively with all of the foregoing persons, the “Lux Family Group”) and (b) any subsequent Form 4s filed by Mr. Lux.
Mr. Lux has sole voting power over 2,538,264 shares of our common stock, shared voting power over 7,598,219 shares of our common stock, sole dispositive power over 2,538,264 shares of our common stock, and shared dispositive power over 0 shares of our common stock. As a result of the Shareholders Agreement, Mr. Lux may be deemed to have shared voting power over the 2,806,018 shares (as of the date of the Lux Family Schedule 13D/A) of our common stock beneficially owned by Ms. Seaberg and Ms. Mingus. Mr. Lux disclaims beneficial ownership of the shares of our common stock held by Ms. Seaberg and Ms. Mingus.
The 2,538,264 shares of our common stock over which Mr. Lux has sole voting and dispositive power are held by the Luxco Trust, the Lux 2005 Donn Trust, and the Lux 2005 QSST Trust and are included in the shares held by the Lux Family Group in this table. The 7,598,219 shares of our common stock over which Mr. Lux has shared voting power are included in the shares held by the Lux Family Group in this table.
(4)The following information is based on the Lux Family Schedule 13D/A and any subsequent Form 4s filed with the SEC by members of the Lux Family Group. The business address of each member of the Lux Family Group, other than the Lux 2005 Catherine Trust, the CNL Trust, and TFO, is 5050 Kemper Avenue, St. Louis, Missouri 63139. The business address for the Lux 20025 Catherine Trust, the CNL Trust and TFO is 212 S. Main Avenue, Suite 145, Sioux Falls, SD 57104.
The Lux Family Group beneficially own 7,598,219 shares of our common stock. Each member of the Lux Family Group could be deemed to beneficially own all the shares of our common stock owned by the other members of the Lux Family Group. However, each member of the Lux Family Group disclaims beneficial ownership of the shares of our common stock held by the other members of the Lux Family Group, except as expressly set forth in the Lux Family Schedule 13D/A.
In addition, as a result of the Shareholders Agreement, each member of the Lux Family Group may be deemed to have shared voting power over the 2,806,018 shares (as of the date of the Lux Family Schedule 13D/A) of our common stock beneficially owned by Ms. Seaberg and Ms. Mingus. The Lux Family Group disclaims beneficial ownership of the shares of our common stock held by Ms. Seaberg and Ms. Mingus.
(5)Includes 419 shares of our common stock held by Ms. Mingus’ spouse. Ms. Mingus disclaims beneficial ownership of these shares.
(6)The following information is based on (a) a Schedule 13D/A filed on March 18, 2025 by (i) Ms. Seaberg, (ii) Cray Family Management, LLC, (iii) Cray MGP Holdings, LP (the “Cray Partnership”), (iv) Seaberg Family Management, Inc., (v) Seaberg MGP Holdings, LP, (vi) Laidacker M. Seaberg and Karen C. Seaberg Family Foundation, and (b) any subsequent Form 4s filed by Ms. Seaberg.
Ms. Seaberg has sole voting power over 2,128,087 shares of our common stock, shared voting power over 325,978 shares of our common stock, sole dispositive power over 2,128,087 shares of our common stock, and shared dispositive power over 325,978 shares of our common stock. Ms. Seaberg disclaims beneficial ownership in the 1,818,101 shares of our common stock held by the Cray Partnership, except to the extent of her pecuniary interest therein.
(7)Includes 3,046 shares of our common stock held by a trust.
(8)Includes 3,267 shares of our common stock held by trusts and 1,000 shares of our common stock held by Mr. Cray’s spouse.
(9)Based on a Schedule 13G/A filed December 6, 2024, BlackRock, Inc. has a business address of 50 Hudson Yards, New York, New York 10001. Its Schedule 13G/A reports sole voting power over 2,210,476 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 2,229,085 shares of our common stock, and shared dispositive power over 0 shares of our common stock. Its Schedule 13G/A reports that beneficial owner subsidiaries of the parent holding company are Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; SpiderRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. Its Scheduled 13G/A reports that BlackRock Fund Advisors owns 5% or greater of our common stock.
(10)Based on a Schedule 13G filed on February 13, 2025, Champlain Investment Partners, LLC has a business address of 180 Battery St., Burlington, Vermont 05401. Its Schedule 13G reports sole voting power over 795,697 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 1,193,147 shares of our common stock, and shared dispositive power over 0 shares of our common stock
(11)Based on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group has a business address of 100 Vanguard Blvd., Malvern, PA 19355. Its Schedule 13G/A reports sole voting power over 0 shares of our common stock, shared voting power over 29,287 shares of our common stock, sole dispositive power over 1,082,651 shares of our common stock, and shared dispositive power over 43,672 shares of our common stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of the Section 16(a) reports that have been filed by or on behalf of our executive officers, directors, and persons who own more than 10% of our common stock as well as and our executive officers’ and directors’ written representations, we believe that for transactions occurring during 2024, all required reports were timely filed.

ADDITIONAL INFORMATION
Related Person Transactions
A written policy adopted by the Audit Committee addresses its review of transactions that would or potentially would be transactions of more than $120,000 in which the Company participates and in which any “related person” has a direct or indirect material interest. A “related person” is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. The policy requires our directors and executive officers to notify our Chief Executive Officer of the facts and circumstances of the transaction. If our Chief Executive Officer determines that the proposed transaction is a related person transaction as defined in the written policy, then the proposed transaction is submitted to the Audit Committee for consideration.
For each potential or actual transaction that is or would be a related party transaction, the Audit Committee considers, where applicable:
•the benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder, or executive officer;
•the availability of other sources for comparable products and services;
•the terms and conditions of the proposed transaction; and
•the terms and conditions available with unrelated third persons.
The policy prohibits interested Audit Committee members from participating in the review, consideration, or approval of any transaction with respect to which such member is directly or indirectly the related person. The Audit Committee only approves those transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. The Audit Committee regularly reviews any previously approved related person transaction that remains ongoing, to ensure that the transaction remains in, or is not inconsistent with, the best interests of the Company and its stockholders.
For the year ended December 31, 2024, we paid $58,917 to lease bottling and warehousing facilities in St. Louis from Kemper-Themis, L.L.C. (“Kemper”), which is 100% owned by Mr. Lux, our Chairman of the Board and a member of the Lux Family Group. The terms of the lease were negotiated between the Company and Kemper at arms-length prior to Mr. Lux becoming affiliated with the Company. On October 31, 2023, we entered into a purchase and sales agreement for the bottling and warehousing facilities with Kemper for $9,000,000 and the transaction closed in February 2024. The transaction was conducted at arm’s length and entered into at fair value based on two independent appraisers’ valuations. The Audit Committee has approved these transactions.
Drake Bratcher is employed by us as a Division Sales Manager and is the son of David S. Bratcher, who served as our President and Chief Executive Officer during 2024. Drake Bratcher’s total compensation for 2024 was approximately $125,468.
Paul T. Lux is employed by us as our Vice President Sales, Distilling Solution. He is the son of Paul S. Lux, a member of the Lux Family Group, and the nephew of Donn Lux, our Chairman of the Board and a member of the Lux Family Group. Paul T. Lux joined us in May 2024 and his total compensation for 2024 was approximately $230,115.
The Audit Committee approved the employment of Drake Bratcher and Paul T. Lux.
Proxy Solicitations
This proxy is being solicited by our Board of Directors, and we will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation and at the direction of our Board, may also solicit proxies personally or by mail, electronic transmission, or telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage firms for forwarding to the beneficial owners of shares held in their names. We will reimburse brokerage firms, banks, and other persons for reasonable expenses in sending proxy material to beneficial owners.
Stockholder Proposals
Including Stockholder Proposals in the 2026 Annual Meeting Proxy Statement. Stockholders who intend to present proposals for inclusion in our proxy statement for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must forward them to us at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002, Attention: Corporate Secretary, so that they are received on or before December 22, 2025. The proposal must comply with applicable SEC rules.

In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement, but which are raised at our annual meeting by stockholders.

Stockholder Proposals Presented at the 2026 Annual Meeting. With respect to stockholder proposals to be presented at our 2026 annual meeting of stockholders that are not intended to be included in our proxy statement relating to that meeting, pursuant to our Bylaws, a stockholder’s written notice of such proposal, in the form specified in our Bylaws and must be delivered to or mailed and received at our principal executive offices no earlier than January 20, 2026 and no later than February 19, 2026. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, our management will have discretionary authority to vote on any matter of which the Company does not receive notice of by February 19, 2026, with respect to proxies submitted for our 2026 annual meeting of stockholders.
Stockholder Director Nominations. Pursuant to our Bylaws and subject to any rights of our preferred stockholders to elect directors, in order to nominate persons for election to our Board at the 2026 annual meeting of stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to our Secretary no earlier than January 20, 2026 and no later than February 19, 2026.
We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.
Other Matters
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxies will vote your shares in accordance with their best judgment. A proxy also confers discretionary authority on the persons named to approve minutes of last year’s annual meeting, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason.
Householding
Only one copy of our annual report and this Proxy Statement has been sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” In addition, we have been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. We will deliver promptly free of charge, upon request, a separate copy of the annual report and this Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the annual report and this Proxy Statement, free of charge, you may write to our Corporate Secretary at MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 or call our Corporate Secretary at 913-367-1480. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy by writing or calling us at the above address or phone number or by contacting their broker or bank, provided they have determined to household proxy materials.

MGP INGREDIENTS, INC.
CRAY BUSINESS PLAZA
100 COMMERCIAL STREET
ATCHISON, KS 66002-0130

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MGPI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70601-P27159

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGP INGREDIENTS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Thomas A. Gerke	☐	☐	☐
1b. Donn Lux	☐	☐	☐
1c. Kevin S. Rauckman	☐	☐	☐
1d. Todd B. Siwak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the named proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment thereof. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V70602-P27159

MGP INGREDIENTS, INC.
Annual Meeting of Stockholders
May 20, 2025 1:00 p.m. CDT
This proxy is solicited by the Board of Directors

The undersigned appoints Brandon M. Gall and Kathleen S. Molamphy, or any of them, each with full power to appoint his or her substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of common stock of MGP Ingredients, Inc. held by the undersigned on March 21, 2025 at the Annual Meeting of Stockholders to be held on May 20, 2025, or any adjournment thereof.

This proxy is revocable.

IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business.

Continued and to be signed on reverse side